UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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DealerTrack Holdings, Inc.
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May 29, 2007
Dear Stockholder:

On behalf of the board of directors and management of DealerTrack Holdings, Inc., I invite you to attend our Annual Meeting of Stockholders. The meeting will be held on Wednesday, July 11, 2007, at 11:00 a.m. local time, at the Garden City Hotel, 45 Seventh Street, Garden City, New York 10530.

The details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting of Stockholders and in the attached Proxy Statement.

It is important that your stock is represented, regardless of the number of shares you hold. After reading the enclosed Proxy Statement, please vote your proxy in accordance with the instructions provided.

If you have any questions about the meeting, please contact our Investor Relations Department at (516) 734-3758.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Mark F. O’Neil
Chairman of the Board,
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, July 11, 2007

Time:	11:00 a.m. local time

Location:	Garden City Hotel 45 Seventh Street Garden City, New York 10530

Matters To Be Voted On:	(1) To elect three members to the board of directors for three-year terms as Class II directors to serve until our 2010 Annual Meeting of Stockholders or until their successors are elected;

(2) To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

(3) To amend and restate our 2005 Incentive Award Plan; and

(4) To transact such other business as may properly come before the Annual Meeting or any postponements or adjournment thereof.

Record Date:	May 15, 2007 — You are eligible to vote if you were a stockholder of record on this date.

Voting Methods:	By Mail In Person

Importance Of Vote:	Submit a proxy as soon as possible to ensure that your shares are represented.

Voting promptly will insure that we have a quorum at the meeting and will save us proxy solicitation expenses.

By Order of the Board of Directors,

Eric D. Jacobs
Secretary

Lake Success, New York
May 29, 2007

DEALERTRACK HOLDINGS, INC.
1111 Marcus Ave., Suite M04
Lake Success, New York 11042

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held July 11, 2007

GENERAL INFORMATION

THE ANNUAL MEETING

Our board of directors is soliciting proxies to be used at our Annual Meeting of Stockholders to be held on July 11, 2007. This Proxy Statement, the accompanying Notice of Annual Meeting and form of proxy are being made available to our stockholders on or about May 31, 2007.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting. The proposals are described in more detail in this Proxy Statement.

INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXIES

WHO CAN VOTE?

Only stockholders of record at the close of business on May 15, 2007 may vote at the Annual Meeting. As of May 15, 2007, there were 39,651,575 shares of our common stock outstanding.

HOW YOU CAN VOTE

You may vote using one of the following methods:

•	Mail. You may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided.

•	In Person. You may vote your shares in person by attending the Annual Meeting.

If a broker holds your shares in “street name,” the broker is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker may vote your shares with respect to the election of directors and the ratification of auditors.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as our board of directors recommends.

If any other matters are brought properly before the Annual Meeting, the persons named as proxies in the enclosed proxy card will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we did not know of any other matter to be raised at the Annual Meeting.

HOW TO REVOKE YOUR PROXY OR CHANGE YOUR VOTE

You can revoke your proxy or change your vote before your proxy is voted at the Annual Meeting by:

•	Giving written notice of revocation to: Secretary, DealerTrack Holdings, Inc., 1111 Marcus Ave., Suite M04, Lake Success, NY 11042;

•	Submitting another timely proxy by mail; or

•	Attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, to vote at the Annual Meeting you must obtain a proxy executed in your favor from the holder of record. Attendance at the Annual Meeting will not, by itself, revoke your prior proxy.

HOW MANY VOTES YOU HAVE

Each stockholder has one vote for each share of common stock that he or she owned on the record date for all matters being voted on.

QUORUM

A quorum is constituted by the presence, in person or by proxy, of holders of our common stock representing a majority of the aggregate number of shares of common stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum.

VOTES REQUIRED

Election of Directors.  The three nominees for director receiving the highest vote totals will be elected. Abstentions and broker non-votes will have no effect on the election of directors.

Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.  To pass, this proposal must receive a “for” vote of a majority of the votes. Abstentions and broker non-votes will have no effect on the ratification of our independent registered public accounting firm.

Amend and Restate our 2005 Incentive Award Plan.  To pass, this proposal must receive a “for” vote of a majority of the votes. Abstentions will have the effect of a negative vote with respect to this proposal and broker non-votes will have the effect of votes not cast with respect to this proposal.

PROPOSAL ONE:
ELECTION OF DIRECTORS

GENERAL INFORMATION ABOUT OUR BOARD OF DIRECTORS

Each of our directors is elected for a three-year staggered term. The eight members of our board of directors are divided into three classes: Class  I, Class II and Class III. One class of directors is elected at each Annual Meeting. The following table shows our current directors, when each class of directors is elected and how each director is classified:

Class	Directors

Class I: Term expires 2009 and every three years thereafter	Messrs. Power and Tischler
Class II: Term expires 2007 and every three years thereafter	Messrs. Dietz, Gilman and McDonnell
Class III: Term expires 2008 and every three years thereafter	Ms. Cirillo-Goldberg and Messrs. Gibson and O’Neil

NOMINEES

Of the three nominees listed below, Thomas F. Gilman and John J. McDonnell, Jr. are currently directors and have agreed to serve an additional term. Ann B. Lane, who was recommended to our Nominating and Corporate Governance Committee by one of our non-management directors, is standing for election as a director for the first time and, if elected, will take the position currently filled by Steven J. Dietz. If any nominee is unable or declines unexpectedly to stand for election as a director at the Annual Meeting, proxies will be voted for a nominee designated by the present board of directors to fill the vacancy. Each person elected as a director will continue to be a director until the 2010 Annual Meeting or until a successor has been elected.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

Our Board of Directors recommends that you vote “FOR” the nominees listed below:

•	Thomas F. Gilman

•	Ann B. Lane

•	John J. McDonnell, Jr.

None of our directors or executive officers is related to another director or executive officer by blood, marriage or adoption. Mr. O’Neil’s employment agreement provides that he shall serve as Chairman of the board of directors during the term of his agreement. Mr. Tischler was initially appointed to our board of directors pursuant to a stockholders’ agreement, which terminated on our initial public offering and is no longer in effect. There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected.

INFORMATION ABOUT NOMINEES FOR ELECTION AS CLASS II DIRECTORS

Thomas F. Gilman, 56, has served on our board of directors since February 2007. Mr. Gilman founded CEO Solutions LLC, a strategic and financial consulting firm providing advisory services on corporate strategy, acquisitions and valuation to corporations and senior executives in automotive and other industries. He currently serves as a senior advisor to Cerberus Capital Management LP. Mr. Gilman spent 27 years at Chrysler Corporation and its successor, DaimlerChrysler AG, and held financial positions in several of its domestic and international business units. Mr. Gilman’s executive roles included managing global dealer credit operations for Chrysler Corporation, serving as chief financial officer of Chrysler Financial Corporation, and leading strategy development and consolidation efforts as a member of the Chrysler Corporation/Daimler-Benz merger integration team. In 2001, Mr. Gilman joined Asbury Automotive Group as senior vice president and chief financial officer, and led its initial public offering in 2002. Mr. Gilman is a member of the board of directors of Vesco Oil, a privately held oil distribution company. Mr. Gilman holds a B.S. in Finance from Villanova University.

Ann B. Lane, 52, is standing for election for the first time to serve on our board of directors. From April 2000 to January 2005, Ms. Lane was Managing Director, Co-Head of Syndicated & Leveraged Finance and Head of Bank Loan Capital Markets at JPMorgan Chase. From 1997 to 2007, Ms. Lane was Managing Director and Global Co-Head of Bank Loan Syndications at Citigroup Inc. From 1995 to 1997, Ms. Lane was Global Industry Head, Aviation and Defense and, from 1982 to 1995, Ms. Lane held a number of senior level positions at Citigroup. Ms. Lane is an Advisory Board Member to the New York City Ballet and a Board Member of Musical Masterworks in Old Lyme, Connecticut. Ms. Lane holds a B.S. in Economics from the University of California at Berkeley.

John J. McDonnell, Jr., 69, has served on our board of directors since July 2005. Mr. McDonnell is the founder of TNS, Inc., a publicly-held leading provider of data communications services to processors of credit card, debit card and ATM transactions worldwide. Mr. McDonnell served as Chairman and Chief Executive Officer of TNS, Inc. from April 2001 to September 2006. Previously, he served as Chairman and Chief Executive Officer of PaylinX Corp., a software provider for transaction processing from November 1999 until it was sold to CyberSource Corp. in September 2000. He remains a director of CyberSource, a publicly-held company. Prior to that, Mr. McDonnell was President, Chief Executive Officer and a director of Transaction Network Services, Inc. from the time he founded the company in 1990. Mr. McDonnell is also a founder of the Electronic Funds Transfer Association. Mr. McDonnell holds a BS in Electrical Engineering from Manhattan College, an MSEE from Rensselaer Polytechnic Institute and an Honorary Doctorate of Humane Letters from Marymount University.

INFORMATION ABOUT THE MEMBERS OF OUR BOARD OF DIRECTORS WHOSE TERMS OF OFFICE DO NOT EXPIRE AT THE ANNUAL MEETING

Class I Directors (term expires at the 2009 Annual Meeting)

James David Power III, 75, has served on our board of directors since June 2002. Mr. Power has spent more than 35 years at, is a founder of, and from 1996 until April 2005 served as the Chairman of the Board of J.D. Power and Associates, a marketing information firm. Mr. Power also serves as a director of IMPCO Technologies, Inc., a public company, which supplies alternative fuel products to the transportation, industrial and power generation industries. In 1992, Mr. Power was a recipient of the Automotive Hall of Fame’s Distinguished Service Citation, awarded each year to seven of the industry’s most accomplished leaders. Mr. Power holds honorary doctorate degrees from College of the Holy Cross, California Lutheran University, California State University, Northridge and College Misericordia. He also serves as an adjunct professor of marketing at California State University, Northridge. Mr. Power holds a BA from the College of the Holy Cross and an MBA from The Wharton School of Finance at the University of Pennsylvania.

Howard L. Tischler, 53, has served as lead director since April 2006 and on our board of directors since March 2003. Since September 2005, Mr. Tischler has been employed by First Advantage Corporation, where he serves as Group President of First Advantage Dealer Services. From 2001 until September 2005, Mr. Tischler was President and Chief Executive Officer of First American Credit Management Solutions, Inc., or CMSI, which was a subsidiary of The First American Corporation, as well as Teletrack, Inc. From 1999 until our acquisition of Credit Online, Inc. from CMSI in 2003, Mr. Tischler was President and Chief Executive Officer of Credit Online. Mr. Tischler currently serves on the Engineering Advisory Board at George Washington University. He holds a BS in Mathematics from the University of Maryland and an MS in Engineering and Operations Research from The George Washington University.

Class III Directors (term expires at the 2008 Annual Meeting)

Mary Cirillo-Goldberg, 60, has served on our board of directors since December 2002 and as lead director from May 2005 to April 2006. Since September 2003, Ms. Cirillo-Goldberg has served as an advisor to Hudson Ventures, a venture capital fund. Ms. Cirillo-Goldberg served as the Chairman and Chief Executive Officer of OPCENTER, LLC, a privately held company that provides help desk, e-commerce and network operations services, from March 2000 to September 2003. From June 1997 to March 2000, she served as Executive Vice President and

Managing Director of Bankers Trust Corporation. Ms. Cirillo-Goldberg currently serves as a director of three publicly-held companies: ACE Limited, Health Care Property Investors, Inc. and The Thomson Corporation.

Thomas R. Gibson, 64, has served on our board of directors since June 2005. Since 2004, Mr. Gibson has served as Chairman Emeritus of Asbury Automotive Group, one of the nation’s largest automotive retailers. Mr. Gibson served as Asbury’s Chairman from 1994 to 2003, Chief Executive Officer from 1994 to 1999 and interim Chief Executive Officer for a portion of 2001. Mr. Gibson also serves as a senior advisor to Cerberus Capital Management LP. Prior to joining Asbury, he served as President and Chief Operating Officer of Subaru of America, Inc. and as Director of Marketing Operations and General Manager of Import Operations for Chrysler. Mr. Gibson began his career in 1967 with Ford Motor Company and held key marketing and field management positions in both the Lincoln-Mercury and Ford divisions. Mr. Gibson also serves on the board of directors of IKON Office Solutions, which is publicly-held, DealerTire LLC, a privately held company, and Alliance Inspection Management (A.I.M.) a privately held motor vehicle inspection company. Mr. Gibson is a graduate of DePauw University and holds an MBA from Harvard Business School.

Mark F. O’Neil, 48, has served as our Chairman of the Board, President and Chief Executive Officer since May 2005 and has served on our board of directors since August 2001. From August 2001 to May 2005, Mr. O’Neil served as our Chief Executive Officer and President. From February 2001 to May 2005 and since August 2006, Mr. O’Neil has served as President, and he continues to serve as Chairman of the Board, Chief Executive Officer and a director of DealerTrack, Inc. Mr. O’Neil began his career at Intel Corporation, where he first developed knowledge of the technology industry. He subsequently worked for McKinsey & Co. before moving to the automotive industry in the late 1980’s. Mr. O’Neil’s experience in the automotive industry includes serving as President of Ertley MotorWorld, a dealer group based in Pennsylvania. From this traditional retail dealer group, Mr. O’Neil went on to co-found and lead the development and rollout of CarMax, Inc., a publicly-held used automobile retailer. From June 2000 to January 2001, Mr. O’Neil was President and Chief Operating Officer of Greenlight.com, an online automotive sales website. Mr. O’Neil also serves as a director of DealerTire LLC. Mr. O’Neil holds a BS in Industrial Engineering from Worcester Polytechnic Institute and an MBA from Harvard Business School.

BOARD MEETINGS HELD DURING 2006

Our board of directors held seven meetings during 2006 and acted twice by written consent. During 2006, each director attended at least 75% of the board of directors and committee meetings held while such director served as a director and committee member, except Ms. Cirillo Goldberg and Mr. Powers who attended 71% and 50%, respectively, of the board of directors and committee meetings. At each meeting of the board of directors, the non-management directors met in executive session with our lead director presiding.

BOARD INDEPENDENCE

The Nominating and Corporate Governance Committee and our board of directors annually assess the independence of the non-management directors by reviewing the financial and other relationships between the directors and us. This review is designed to determine whether these directors are independent under the criteria established by NASDAQ for independent board members. The Nominating and Governance Committee and our board of directors have determined that all of our non-management directors and our director nominee are independent under those standards.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and other interested parties may communicate with any of our directors, including our non-management directors, by writing to them c/o Secretary, DealerTrack Holdings, Inc., 1111 Marcus Ave., Suite M04, Lake Success, NY 11042. Our Secretary will forward all correspondence to the board of directors, except for spam, junk mail, mass mailings, products complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within DealerTrack for review and possible response.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

Our board of directors’ policy regarding director attendance at the Annual Meeting is that they are welcome to attend, and that we will make all appropriate arrangements for directors who choose to attend. Mr. O’Neil attended our 2006 Annual Meeting.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of our Code of Business Conduct and Ethics is available on our website at www.dealertrack.com. A copy of our Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon request directed to: DealerTrack Holdings, Inc., 1111 Marcus Avenue, Suite M04, Lake Success, NY 11042, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website at www.dealertrack.com and/or in our public filings with the Securities and Exchange Commission, or SEC.

COMMITTEES

Our board of directors has four standing committees:  Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Investment Committee. All members of our Audit, Compensation and Nominating and Corporate Governance Committees are non-management directors who, in the opinion of our board of directors, are independent as defined under applicable NASDAQ standards. Our board of directors has approved a written charter for each committee which is available at www.dealertrack.com.

Audit Committee.  Our Audit Committee currently consists of Messrs. Dietz, Gibson, Gilman and McDonnell. Mr. Dietz currently serves as chairperson of the Audit Committee. As Mr. Dietz is not standing for re-election to our board of directors, we expect that after the Annual Meeting Mr. Gilman will be appointed to serve as chairperson of the Audit Committee. Our board of directors has determined that each member of the Audit Committee is independent and that Messrs. Gilman and Dietz are each audit committee financial experts, as defined by SEC rules, and have financial sophistication, in accordance with the applicable NASDAQ listing standards. During 2006, the Audit Committee held 14 meetings. The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee’s responsibilities include assisting our board of directors in its oversight and evaluation of:

•	the integrity of our financial statements;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of our independent registered public accounting firm.

The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee. The Audit Committee also reports to stockholders as required by the SEC (please see page 10).

Compensation Committee.  We have a Compensation Committee consisting of Ms. Cirillo-Goldberg and Messrs. Gibson and McDonnell. Ms. Cirillo-Goldberg currently serves as chairperson of the Compensation Committee. During 2006, the Compensation Committee held seven meetings and acted once by written consent. The purpose of our Compensation Committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Specific responsibilities of our Compensation Committee include:

•	reviewing and recommending approval of compensation of our executive officers;

•	administering our stock incentive and employee stock purchase plans;

•	reviewing and making recommendations to our board of directors with respect to incentive compensation and equity plans; and

•	reviewing and planning for the succession of the Chief Executive Officer and other key executives.

Our board of directors has determined that each member of the Compensation Committee is independent in accordance with the applicable NASDAQ listing standards. The Compensation Committee also reports to stockholders on executive compensation items as required by the SEC (please see page 23).

Nominating and Corporate Governance Committee.  We have a Nominating and Corporate Governance Committee consisting of Ms. Cirillo-Goldberg and Messrs. Power and Tischler. Mr. Tischler currently serves as chairperson of the Nominating and Corporate Governance Committee. During 2006, the Nominating and Corporate Governance Committee held three meetings and acted once by written consent. The purposes of the Nominating and Corporate Governance Committee include:

•	identifying and recommending nominees for election to our board of directors;

•	determining committee membership and composition; and

•	overseeing the evaluation of our board of directors.

The board of directors has determined that each member of the Nominating and Corporate Governance Committee is independent in accordance with the applicable NASDAQ listing standards.

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the board of directors, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee. Stockholders wishing to recommend director candidates for consideration by the committee may do so by writing to the Secretary at 1111 Marcus Avenue, Suite M04, Lake Success, NY 11042 who will forward all recommendations to the committee. Stockholders must submit their recommendations by or before March 13, 2008 and provide the following information:

•	the name, address and telephone number of the recommending stockholder;

•	a representation that the stockholder is a record holder of our securities, or evidence of ownership;

•	The number of shares owned by the recommending stockholder and the time period for which such shares have been held;

•	a statement from the recommending stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of our next Annual Meeting;

•	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

•	a description of the qualifications and background of the proposed director candidate;

•	a description of all arrangements or understandings between the recommending stockholder and the proposed director candidate;

•	the consent of the proposed director candidate (i) to be named in the proxy statement and (ii) to serve as a director if elected; and

•	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules.

The Nominating and Corporate Governance Committee may consider the following criteria in recommending candidates for election to the board of directors.:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the company’s industry and with relevant social policy concerns;

•	experience as a board member of another publicly held company;

•	academic expertise in an area of the company’s operations; and

•	practical and mature business judgment.

Investment Committee.  We have an Investment Committee consisting of Messrs. Dietz, Gibson and Tischler. Mr. Dietz currently serves as chairperson of the Investment Committee. As Mr. Dietz is not standing for re-election to our board of directors, we expect that after the Annual Meeting Ms. Lane will join the Investment Committee and serve as its chairperson. The Investment Committee was formed in January 2006. The purpose of our Investment Committee is to review investment and acquisition opportunities, approve certain acquisition and investment transactions and also make recommendations to our board of directors.

NON-MANAGEMENT DIRECTORS’ COMPENSATION FOR FISCAL YEAR 2006

Directors who are also employees receive no fees for their services as directors. During 2006, all other directors received the following compensation for their services:

Annual Fee:	$25,000 per director.

Annual Committee Chair Retainer:	$5,000 for the chair of each of our Compensation and Nominating and Corporate Governance Committees. $10,000 for the chair of our Audit Committee.

Attendance Fee for Board Meetings:	$2,000 for each board of directors meeting attended in person, $1,000 for telephonic attendance. We also reimburse directors for their expenses to attend meetings.

Committee Member Retainer:	$2,000 for each committee meeting attended, with the Audit and Compensation Committee chairs receiving $2,500 for each committee meeting attended.

Initial Equity Grant:	Options to purchase 30,000 shares of our common stock upon becoming a director. The grant vests in three equal annual installments commencing on the first anniversary of the grant date, subject to the director’s continued service as a director.

Annual Equity Grant:	3,500 shares of restricted common stock each year on the date of our Annual Meeting. This grant vests in three equal annual installments commencing on the first anniversary of the grant date, subject to the director’s continued service as a director.

Effective January 1, 2007, we eliminated our board meeting attendance fees and committee chair and member retainers, and increased our annual retainer for directors to $50,000. Effective May 3, 2007, future annual equity grants will vest on the day prior to the Annual Meeting following the date of grant.

Directors are eligible to participate in the Directors’ Deferred Compensation Plan, a non-qualified retirement plan. The Directors’ Deferred Compensation Plan allows our non-employee directors to elect to defer between zero and 100% of the fees they would otherwise be entitled to receive in cash for services rendered as directors. Amounts deferred under the Directors’ Deferred Compensation Plan are general liabilities of ours and are represented by bookkeeping accounts maintained on behalf of the participants. Such accounts are deemed to be invested in share units that track the value of our common stock. Distributions will generally be made to a participant either following the end of the participant’s service on our board of directors, following a change of control if so elected, or at a specified time elected by the participant prior to the deferral. Distributions will generally be made in the form of shares of our common stock. Our Directors’ Deferred Compensation Plan is intended to comply with Section 409A of the Internal Revenue Code.

Our stock ownership and retention program requires non-employee members of our Board of Directors to own shares equal in value to four times their annual retainer. Directors are expected to attain the required share ownership level within five years from joining our Board of Directors.

The following tables sets forth our non-management directors’ compensation for 2006. Mr. Gilman is not included in the table as he was not a director during 2006.

	Fees Earned	Stock	Option
Name	or Paid in Cash(1)	Awards(2)	Awards(3)	Total

Mary Cirillo-Goldberg	$51,000	$34,023	$59,217	$144,240
Steven Dietz	59,000	34,023	59,217	152,240
Thomas R. Gibson	60,000	34,023	41,800	135,823
John J. McDonnell, Jr.	60,000	35,073	9,200	104,273
James David Powers III	35,000	34,023	59,217	128,240
Howard L. Tischler	37,000	34,023	59,217	130,240

(1)	The following directors deferred all or a portion of their 2006 cash compensation pursuant to our Directors’ Deferred Compensation Plan and received deferred stock units. Each deferred stock unit converts into one share of common stock upon the payment commencement date selected by the director.

	Compensation	Number of Deferred
Name	Deferred	Stock Units

Mary Cirillo-Goldberg	$51,000	2,177
Steven Dietz	59,000	2,495
Thomas R. Gibson	30,000	1,489
James David Power III	35,000	1,796
Howard L. Tischler	37,000	1,586

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of restricted common stock granted in 2006 as well as prior fiscal years in accordance with FAS 123(R). For restricted common stock, fair value is calculated using the closing price of our stock on the date of grant. For additional information, refer to note 2 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by each director. Each director, except Mr. McDonnell, received a grant of 3,500 shares of restricted common stock on each of May 26, 2005 and June 14, 2006 with a grant date fair value per share of $17.10 and $22.27, respectively. Mr. McDonnell’s received a grant of 3,500 shares of restricted common stock on each of July 28, 2005 and June 14, 2006 with a grant date fair value per share of $18.00 and $22.27, respectively. Each director had 5,834 shares of restricted common stock outstanding as of December 31, 2006.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted in 2006 as well as prior fiscal years in accordance with FAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to note 2 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by each director. The following chart shows the details for each director’s outstanding options as of December 31, 2006, including the grant date fair value of each option computed in accordance with FAS 123(R). For awards granted prior to January 1, 2006, the grant date fair value column represents the intrinsic value recorded under APB 25.

					Outstanding Stock
	Option	Number	Exercise	Grant Date	Options
Name	Grant Date	Granted	Price	Fair Value	(Exercisable)

Mary Cirillo-Goldberg	1/30/2003	6,250	$2.80	$—	6,250
	5/26/2005	50,000	12.92	4.18	30,000
Steven Dietz	5/26/2005	40,000	12.92	4.18	20,000
Thomas R. Gibson	6/29/2005	30,000	12.92	4.18	10,000
John J. McDonnell, Jr.	7/28/2005	30,000	17.08	0.92	10,000
James David Powers III	1/30/2003	6,250	2.80	—	6,250
	5/26/2005	50,000	12.92	4.18	30,000
Howard L. Tischler	5/26/2005	40,000	12.92	4.18	20,000

AUDIT COMMITTEE REPORT

The Audit Committee of DealerTrack Holdings, Inc. hereby reports as follows:

1. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited consolidated financial statements with the company’s management.

2. The Audit Committee has discussed with the company’s independent registered public accounting firm, the overall scope of and plans for its audit. The Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the company’s financial reporting process and internal accounting controls in addition to other matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, (Communications with Audit Committee), as may be modified or supplemented.

3. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP, or PwC, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and has discussed with PwC its independence.

4. The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the company’s independent registered public accounting firm, unless entered into pursuant to the pre-approval policies and procedures established by the Audit Committee. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent registered public accounting firm is required to confirm that the provision of such services does not impair their independence.

5. Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the board of directors of DealerTrack Holdings, Inc. and the board of directors has approved, that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Respectfully Submitted by the Audit Committee,
Steven J. Dietz (chairperson)
Thomas R. Gibson
Thomas F. Gilman
John J. McDonnell, Jr.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents the fees billed by PricewaterhouseCoopers LLP, or PWC, for 2006 and 2005:

	2006	2005

Audit fees(1):	$1,604,625	$2,973,615
Audit-related fees(2):	62,600	31,669
Tax fees(3):	—	68,650
All other fees(4):	35,000	—

Total:	$1,702,225	$3,073,934

(1)	Audit fees consisted of audit work performed on our consolidated financial statements, as well as work normally performed by the independent registered public accounting firm in connection with statutory and regulatory filings. Amounts for 2005 have been adjusted to include $742,626 billed in 2006 that had been accrued in 2005.

(2)	Audit-related fees consisted of audits of our employee benefit plan, as well as work related to acquisitions.

(3)	Tax fees are fees associated with tax compliance.

(4)	All other fees related to work associated with Regulation AB compliance.

All of the audit-related, tax and all other services provided by PwC to us in 2005 and 2006 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the pre-approval policies and procedures established by the Audit Committee.

PROPOSAL TWO:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has selected, subject to ratification by our stockholders, PricewaterhouseCoopers LLP, or PwC, to serve as our independent registered public accounting firm for the 2007 fiscal year. Additional information concerning the Audit Committee and its activities with PwC can be found in the “Audit Committee Report” and the “Principal Accountant Fees and Services” on page 10.

The Sarbanes-Oxley Act of 2002 and Section 10A of the Securities Exchange Act of 1934 require that the Audit Committee of the board of directors be directly responsible for the appointment, compensation and oversight of the audit work of our independent registered public accounting firm. Ratification by the stockholders of the selection of PwC is not required by law, our bylaws or otherwise. However, the board of directors is submitting the selection of PwC for stockholder ratification to ascertain stockholders’ views on the matter.

A representative of PwC will attend the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

Our board of directors recommends that you vote “FOR” the Proposal to ratify the selection of PwC as our independent registered public accounting firm for fiscal 2007.

PROPOSAL THREE:
PROPOSAL TO AMEND AND RESTATE OUR 2005 INCENTIVE AWARD PLAN

On May 3, 2007, our board of directors voted to amend and restate the DealerTrack Holdings, Inc. 2005 Incentive Award Plan , or the Restated 2005 Plan, and is recommending the Restated 2005 Plan to our stockholders for approval.

There are currently 17,341 shares of common stock available under the DealerTrack Holdings, Inc. 2005 Incentive Award Plan. The Restated 2005 Plan increases the reserved shares of our common stock under the plan by 1,300,000 shares, although only 1,000,000 of the newly reserved shares may be granted in the form of full value shares. The addition of these shares of common stock allows the Compensation Committee to continue to use stock-based awards to attract and retain employees and directors, further align employee and stockholder interests, continue to link employee compensation with Company performance and maintain a culture of ownership. The Restated 2005 Plan also adds market capitalization and cash net income as additional performance criteria that can be used to structure performance-based compensation to our executives. In addition, the Restated 2005 Plan limits the option term of new option grants to seven years.

The material features of the Restated 2005 Plan are:

•	in connection with the Restated 2005 Plan, 1,300,000 new shares will be authorized for issuance, although only 1,000,000 of the newly reserved shares may be issued in the form of full value shares;

•	any shares underlying grants under the Restated 2005 Plan that are forfeited, cancelled or are terminated (other than by exercise) in the future are added back to the shares of common stock available for issuance under the Restated 2005 Plan;

•	shares tendered or held back for taxes will not be added to the reserved pool under the Restated 2005 Plan;

•	upon the exercise of a stock appreciation rights, or SAR, the gross number of shares will be reduced from the reserved pool;

•	we may grant non-qualified stock options, restricted common stock, SARs, performance shares, performance stock units, dividend equivalent awards, stock payment awards, deferred stock awards, restricted stock units, performance-based awards payable either in cash or in shares to our employees, directors or consultants, and additionally, we may grant incentive stock options to our employees;

•	the option term of new stock option grants is now limited to seven years;

•	the maximum number of shares of common stock that may be awarded under the Restated 2005 Plan to any one person during any one year is 750,000 shares and the maximum amount payable with respect to cash performance bonus awards to a “Covered Employee” (as defined in the Internal Revenue Code of 1986, or the Code) during any fiscal year is limited to $3,000,000;

•	to ensure that certain awards granted under the Restated 2005 Plan to a Covered Employee qualify as “performance-based compensation” under Section 162(m) of the Code, the Restated 2005 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), economic value-added, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow, or cash net income), cash net income, return on capital, return on assets, return on stockholders’ equity, total stockholder return, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfactory, working capital, earnings (loss) per share, price per share of stock, market share, number of customers and market capitalization, any of which may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle; and

•	The term of the Restated 2005 Plan is now extended to May 3, 2017.

Based solely on the closing price of our common stock as reported by the Nasdaq Global Market on May 15, 2007, the maximum aggregate market value of the additional 1,300,000 new shares of common stock that could be issued under the Restated 2005 Plan is $41.8 million. The shares we issue under the Restated 2005 Plan will be authorized but unissued shares.

Summary of the Restated 2005 Plan

The following description of certain features of the Restated 2005 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Restated 2005 Plan that is attached hereto as Exhibit I.

Administration

The Compensation Committee of the board of directors is authorized to administer the Restated 2005 Plan. The Compensation Committee has the power, subject to the provisions of the Restated 2005 Plan, to determine the nature and extent of the awards to be made to each participant; to determine the time when awards will be made to participants; to establish the performance goals and determine the period of time within which performance is measured with respect to performance units; to establish the various targets and bonus amounts which may be earned by certain employees; to specify the relationship between the performance goals and the targets and amounts that may be earned by certain employees; to determine the period of time during which shares of restricted common stock or units are subject to restrictions; to determine the conditions for the payment of awards; and to prescribe the forms of agreements and documents evidencing the awards. The board of directors or the Compensation Committee may also delegate to one or more of our officers the power to designate which of our non-officer employees shall receive stock awards, and the number of shares of common stock that will be subject to each award, subject to a maximum aggregate number of shares specified by the board of directors or the Compensation Committee at the time the delegation to the officers is made. However, the board of directors may not delegate to the Compensation Committee or otherwise, the power to grant stock awards to independent directors.

Eligibility

Persons eligible to participate in the Restated 2005 Plan will be officers, employees, non-employee directors and consultants of the Company. Approximately 760 individuals are currently eligible to participate in the Restated 2005 Plan.

Types of Equity-Based Awards

Stock Options.  The Compensation Committee may grant stock options to eligible persons under the Restated 2005 Plan. Each option granted pursuant to the Restated 2005 Plan is designated at the time of grant as either an incentive option or as a non-qualified option. Non-qualified stock options may be granted to all eligible persons, but incentive stock options may be granted only to employees of the Company and its related entities. The option term of new option grants is limited to seven years. All options must have a per share option exercise price that is not less than the fair market value of shares of our common stock on the grant date.

Restricted Common Stock.  Participants’ rights with respect to grants of restricted common stock awarded under the Restated 2005 Plan are subject to transferability and forfeiture restrictions during a restricted period. While the restrictions are in place, the participant generally has the rights and privileges of a stockholder, including the right to vote the restricted common stock and to receive dividends.

Restricted Stock Units and Deferred Stock Units.  Each restricted stock unit and deferred stock unit awarded by the Compensation Committee entitles the participant to receive one share of common stock for each unit at the end of the vesting or deferral periods. A holder of restricted stock units or deferred stock units has no voting rights, right to receive cash distributions, or other rights as a stockholder until shares of common stock are issued to the holder in settlement of the stock units. Participants holding restricted stock units or deferred stock units are entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of common stock. The dividend equivalents are credited in the form of additional stock units.

Stock Appreciation Rights.  SARs are awards that give the recipient the right to receive an amount equal to (1) the number of shares exercised under the right, multiplied by (2) the amount by which our stock price exceeds the exercise price. Payment may be in shares of our common stock with equivalent value. SARs expire under the same rules that apply to stock options.

Performance Awards.  Holders of performance shares or units will be entitled to receive payment in shares of our common stock if the performance goals established by the Compensation Committee are achieved. The Compensation Committee may also award incentive bonuses in the form of cash.

Dividend Equivalent Awards.  Holders of dividend equivalent awards will be entitled to receive payment of dividends that they would have otherwise received if they had actually held shares of our common stock.

Change of Control

In connection with any change of control, except as may otherwise be provided in any applicable award or employment agreement, unless awards granted pursuant to the Restated 2005 Plan are converted, assumed or replaced by the successor entity, the awards will automatically become fully vested and exercisable and all forfeiture restrictions with respect to such awards shall lapse prior to the consummation of the change in control. In addition, with respect to any awards, in connection with any change in control (or other unusual or nonrecurring transaction affecting us or our consolidated financial statements), the board of directors or Compensation Committee, as applicable, in its sole discretion, may:

•	provide for the termination of any award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of such change in control or other transaction;

•	purchase any outstanding awards for a cash amount or replace outstanding awards with other rights or property;

•	provide that after the occurrence of the transaction, the award cannot vest, be exercised or become payable;

•	provide that only for a specified period of time after such transaction, an award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Restated 2005 Plan or the applicable award agreement; or

•	provide that each outstanding option shall be assumed or substituted for an equivalent award, right or property by any successor corporation.

Any such action may be effected by the board of directors or Compensation Committee either by the terms of the applicable award agreement or by action of the board of directors or Compensation Committee taken prior to the change of control.

Adjustments for Stock Dividends, Stock Splits, Etc.

The Compensation Committee shall make appropriate adjustments to the number of shares of common stock that are subject to the Restated 2005 Plan and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding

Participants in the Restated 2005 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or vesting of other awards.

Amendments, Suspension and Termination

The Compensation Committee is generally authorized to adopt, amend and rescind rules relating to the administration of the Restated 2005 Plan, and to amend, suspend and terminate the Restated 2005 Plan. However, we must generally obtain approval of our stockholders: (i) to increase the number of shares of our common stock that may be issued under the Restated 2005 Plan; (ii) to extend the limit on the period during which options may be granted; or (iii) to the extent required by applicable law, rule or regulation (including any applicable NASD rule). In addition, without stockholder approval, no option may be amended to reduce the option exercise price either through repricing or regranting.

New Plan Benefits

If the Restated 2005 Plan is approved by our stockholders, it is anticipated that the Compensation Committee will make the following grants of restricted common stock and stock options as set forth in the table below.

	Restricted Common Stock		Stock Options
Name and Position	Dollar Value ($)(1)	Number (#)	Dollar Value ($)(2)	Number (#)

Mark F. O’Neil	$321,800	10,000	$170,200	10,000
Chairman and Chief Executive Officer
Robert J. Cox III	160,900	5,000	85,100	5,000
Senior Vice President, Chief Financial Officer and Treasurer
John Blair	160,900	5,000	85,100	5,000
Chief Executive Officer — Automotive Lease Guide (alg), Inc.
Eric D. Jacobs	160,900	5,000	85,100	5,000
Senior Vice President, General Counsel and Secretary
Raj Sundaram	160,900	5,000	85,100	5,000
Senior Vice President, Dealer Solutions — DealerTrack, Inc.
All current executive officers, as a group	1,769,900	55,000	936,100	55,000
All current directors who are not executive officers, as a group	675,780	21,000	—	—
All current employees who are not executive officers, as a group	—	—	997,372	58,600

(1)	The value of restricted common stock grants is calculated assuming a per share price of $32.18, the closing price of our common stock on May 15, 2007.

(2)	The value of stock options is calculated assuming a fair value of $17.02 per share based on the closing price of our common stock on May 15, 2007.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Restated 2005 Plan. It does not describe all federal tax consequences under the Restated 2005 Plan, nor does it describe state or local tax consequences.

Stock Options.  The grant of stock options under the Plan will not result in taxable income at the time of the grant for either the Company or the optionee. Upon exercising an incentive stock option, the optionee will have no taxable income (except for the alternative minimum tax, if applicable) and the Company will receive no deduction. Upon exercising a non-qualified stock option, the optionee will recognize ordinary income in the amount by which the fair market value of the common stock at the time of exercise exceeds the option exercise price, and the Company will be entitled to a deduction for the same amount. The optionee’s income is subject to withholding tax as wages. The tax treatment of the optionee upon a disposition of shares of common stock acquired through the exercise of a stock option is dependent upon the length of time that the shares have been held and whether such shares were acquired by exercising an incentive stock option or a non-qualified stock option. If an employee exercises an incentive stock option and holds the shares for two years from the date of grant and one year after exercise, then any gain or loss upon the sale of the underlying shares will be treated as long-term capital gain or loss. Shares obtained upon exercise of an incentive stock option that are sold without satisfying these holding periods will be treated as shares received from the exercise of a non-qualified stock option. Generally, upon the sale of shares obtained by exercising a non-qualified stock option, the optionee will treat the gain realized on the sale as a short-term or long-term capital gain, depending on the length of the holding period. Generally, there will be no tax consequence to the Company in connection with the disposition of shares of common stock acquired under an option, except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable holding periods have been satisfied.
after exercise, then any gain or loss realized based on the exercise price of the option will be treated as long-term capital gain or loss. Shares obtained upon exercise of an incentive stock option that are sold without satisfying these holding periods will be treated as shares received from the exercise of a non-qualified stock option. Generally, upon the sale of shares obtained by exercising a non-qualified stock option, the optionee will treat the gain realized on the sale as a short-term or long-term capital gain, depending on the length of the holding period. Generally, there will be no tax consequence to the Company in connection with the disposition of shares of common stock acquired under an option, except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable holding periods have been satisfied.

Restricted Common Stock.  An award of restricted common stock will not result in taxable income to the participant at the time of grant. Upon the lapse of the restrictions, the participant will recognize ordinary income in the amount of the fair market value of the shares of common stock at the time that the restriction lapses. Alternatively, within 30 days after receipt of the restricted common stock, a participant may make an election under Section 83(b) of the Code, which would allow the participant to include in income in the year that the restricted common stock is awarded an amount equal to the fair market value of the restricted common stock on the date of such award determined without regard to the restrictions.

The Company will be entitled to a deduction for the year in which the participant recognizes ordinary income with respect to the restricted common stock in an amount equal to such income.

Other Awards.  The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: SARs, restricted stock units and deferred stock units are taxed and deductible in substantially the same manner as non-qualified stock options, except to the extent Section 409A of the Internal Revenue Code applies, in which case recipients would be taxed at the time these items cease to be subject to substantial risk of forfeiture. Stock-based or cash-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions

Under Section 162(m) of the Code, our deduction for certain awards under the Restated 2005 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the Summary Compensation Table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Restated 2005 Plan is structured to allow grants to qualify as performance-based compensation.

Vote Required

Under our By-Laws, the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the Restated 2005 Plan. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED DEALERTRACK HOLDINGS, INC. 2005 INCENTIVE AWARD PLAN.

EXECUTIVE OFFICERS

The following individuals were serving as our executive officers as of May 15, 2007:

Name	Age	Title

Mark F. O’Neil	48	Chairman of the Board, President and Chief Executive Officer
Robert J. Cox III	41	Senior Vice President, Chief Financial Officer and Treasurer
John A. Blair	46	Chief Executive Officer — Automotive Lease Guide (alg), Inc.
Charles J. Giglia	55	Senior Vice President, and Chief Information Officer — DealerTrack, Inc.
Ana M. Herrera	50	Senior Vice President, Human Resources — DealerTrack, Inc.
Eric D. Jacobs	40	Senior Vice President, General Counsel and Secretary
Richard McLeer	42	Senior Vice President, Strategy and Development — DealerTrack, Inc.
Raj Sundaram	40	Senior Vice President, Dealer Solutions — DealerTrack, Inc.
David P. Trinder	48	Senior Vice President, Network Solutions — DealerTrack, Inc.
Rick G. Von Pusch	45	Senior Vice President, Customer Development — DealerTrack, Inc.

Mark F. O’Neil has served as our Chairman of the Board, President and Chief Executive Officer since May 2005 and has served as a member of the board of directors since August 2001. From August 2001 to May 2005, Mr. O’Neil served as our Chief Executive Officer and President. From February 2001 to May 2005 and since August 2006, Mr. O’Neil has served as President, and he continues to serve as Chairman of the Board, Chief Executive Officer and a director of DealerTrack, Inc. Mr. O’Neil began his career at Intel Corporation, where he first developed knowledge of the technology industry. He subsequently worked for McKinsey & Co. before moving to the automotive industry in the late 1980’s. His experience in the automotive industry includes serving as President of Ertley MotorWorld, a dealer group based in Pennsylvania. From this traditional retail dealer group, Mr. O’Neil went on to co-found and lead the development and rollout of CarMax, Inc., a publicly-held used automobile retailer. From June 2000 through January 2001, Mr. O’Neil was President and Chief Operating Officer of Greenlight.com, an online automotive sales website. He also serves as a director of DealerTire LLC, a privately held company. Mr. O’Neil holds a BS in Industrial Engineering from Worcester Polytechnic Institute and an MBA from Harvard Business School.

Robert J. Cox III has served as our Senior Vice President, Chief Financial Officer and Treasurer since November 2004. From May 2002 to October 2004, Mr. Cox was our Vice President of Finance and Treasurer, from January 2002 to April 2002, Mr. Cox served as our Vice President of Finance, Treasurer and Secretary, from August 2001 to December 2001, Mr. Cox served as our Director of Finance, Treasurer and Secretary, and from June 2001 to July 2001, Mr. Cox served as Director of Finance, Treasurer and Secretary for DealerTrack, Inc. In 1998, Mr. Cox joined Triton International, Inc., a facilities-based provider of wireless and wire-line telecommunications products, as its Executive Vice President and Chief Financial Officer and left in January 2001. In 1991, he joined Green Stamp America, Inc., a real estate investment company, as their Controller and was elevated to the position of Chief Financial Officer in 1996. Mr. Cox began his career at KPMG LLP in the audit practice. Mr. Cox holds a BS in

Accounting from St. Bonaventure University and an MBA from the Columbia University Graduate School of Business and is a CPA.

John A. Blair has served as Chief Executive Officer of our Automotive Lease Guide (alg), Inc. subsidiary since May 2005. Mr. Blair served as Chief Executive Officer of Automotive Lease Guide (alg), LLC, from 1996 until its acquisition by us in May 2005 and President of our subsidiary, DealerTrack Data Services, Inc., from May 2005 to August 2006. Mr. Blair also served as Chief Executive Officer of webalg, Inc., the developer of PaymentTrack, from March 2000 to March 2002, which was acquired by us in August 2001. Prior to joining ALG, Mr. Blair held marketing and management positions with Xerox Corporation and IBM Corporation. Mr. Blair holds a BA in Economics from the University of California, Santa Barbara.

Charles J. Giglia has served as Senior Vice President and Chief Information Officer of DealerTrack, Inc. since January 2003. From February 2001 until January 2003, Mr. Giglia served as Vice President and Chief Information Officer of DealerTrack, Inc. Previously, he served as a Vice President of the Chase Manhattan Bank, responsible for Internet development in its Diversified Consumer Services business. Prior to that, from 1980 to 1995, he served as online delivery group project manager with responsibility for managing multiple service delivery applications. Mr. Giglia holds a BS in Computer Science with a minor in Business and an MBA in Management Information Systems, both from the New York Institute of Technology.

Ana M. Herrera has served as Senior Vice President, Human Resources, of DealerTrack, Inc. since February 2007. From May 2005 to January 2007, Ms. Herrera served as Vice President, Human Resources, of DealerTrack, Inc. From September 2002 to May 2005, Ms. Herrera was Vice President of Human Resources at MeadWestvaco Corporation, where she led the global human resources function for the company’s Consumer Packaging Group. Prior to this, Ms. Herrera spent two years as a consultant, working on a wide range of human resources assignments for a diverse group of clients. Other previous experience includes having served as Vice President of Human Resources for Revlon Consumer Products Corporation’s International Division, and as, first, Director and later Vice President of Human Resources for Duracell Corporation. Ms. Herrera holds a BS in Business Administration from California State Polytechnic University.

Eric D. Jacobs has served as our Senior Vice President, General Counsel and Secretary since January 2004 and President of dealerAccess Canada, Inc., our Canadian subsidiary, since August 2006. From April 2002 to December 2003, Mr. Jacobs served as our Vice President, General Counsel and Secretary. Mr. Jacobs was an associate at the international law firm of O’Melveny & Myers LLP where he specialized in general corporate and securities law from August 1998 to April 2002. Prior to becoming an attorney, Mr. Jacobs was an audit manager at KPMG LLP. Mr. Jacobs holds a BS in Business Administration with a major in Accounting, magna cum laude, from Rider University and a JD, with honors, from the Rutgers School of Law-Newark, and is a CPA.

Richard McLeer has served as Senior Vice President, Strategy & Development, of DealerTrack, Inc. since August 2006. From April 2005 to August 2006, Mr. McLeer served as Vice President, Credit and Contract Solutions for DealerTrack, Inc., and served as our National Lender Development Manager from February 2001 to April 2005. From 1996 to 2001, Mr. McLeer was Senior Vice President and National Product Director for the Bank of America Auto Group, and previously held a variety of marketing, sales and business development positions at Bank of America. Prior to that, Mr. McLeer worked at Trans Union Corporation from 1993 to 1996. Other previous experience includes two years serving as controller of Ellesse, U.S.A., a division of Reebok, and four years in public accounting. Mr. McLeer holds a BS in Accounting from Hofstra University and is a CPA.

Rajesh (Raj) Sundaram has served as Senior Vice President, Dealer Solutions, of DealerTrack, Inc. since August 2006. Mr. Sundaram served as President of Automotive Lease Guide (alg), Inc. and President of Automotive Lease Guide (alg), LLC, from 2002 to until its acquisition by us in May 2005, and continued to hold those positions from May 2005 to August 2006. Prior to joining ALG as Vice President and General Manager in 1999, Mr. Sundaram served as Senior Manager, Strategic Planning and Pricing at Nissan North America, Inc. from 1997 to 1999, and held various positions in financial planning including Finance Manager, Infiniti division at Nissan North America, Inc. from 1994 to 1997. Mr. Sundaram previously held roles in the controller’s office of the Ford division of Ford Motor Company from 1991 to 1994. Mr. Sundaram holds a BS and MS in Accounting from the University of Mumbai in India and an MBA in Finance from Lehigh University.

David P. Trinder has served as Senior Vice President, Network Solutions, of DealerTrack, Inc. and Chief Executive Officer of dealerAccess Canada, Inc., our Canadian subsidiary, since August 2006. Mr. Trinder served as President of DealerTrack Aftermarket Services, Inc. from June 2005 to August 2006 and Chief Executive Officer and President of dealerAccess Canada, Inc. from January 2004 to August 2006. Mr. Trinder served as President and Chief Executive Officer of dealerAccess Canada, Inc. from April 2002 until its acquisition by us in January of 2004. In the years before joining dealerAccess Canada, Inc., Mr. Trinder built and operated two businesses in South Africa, and followed this as director of a venture capital fund that focused on IT investments. Mr. Trinder holds a Bachelor of Commerce and an MBA from the University of Cape Town, South Africa, and is a South African Chartered Accountant.

Rick G. Von Pusch has served as Senior Vice President, Customer Development, of DealerTrack, Inc. since August 2006. From April 2006 to August 2006, Mr. Von Pusch served as President of Sales and Marketing at 5Square Systems, a provider of CRM, desking and menu products. Mr. Von Pusch served as Vice President of U.S. Retail Sales at Reynolds and Reynolds Corporation from April 2005 to October 2005, Area Vice President from October 2001 to April 2005 and held various positions in sales and sales management at Reynolds and Reynolds from 1988 to 2001. Mr. Von Pusch also was a sales representative for NCR Corporation from 1985-1987. Mr. Von Pusch holds a BA in Management Information Systems from the University of South Florida.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our compensation philosophy is designed to support our key objective of creating value for our stockholders by growing our revenue and earnings before interest, taxes, depreciation and amortization, or EBITDA, increasing our total market capitalization and growing our share price. Our Compensation Committee is responsible for establishing and approving our executive officers’ compensation.

Our Compensation Committee has established the following principles in determining the compensation of our executive officers:

•	to attract and retain high-performing executive talent by paying competitive compensation;

•	to provide rewards consistent with performance by tying both our annual cash incentive program and our long-term equity incentive program to corporate performance; and

•	to provide equity-based long term incentives which align management and stockholder interests.

We experienced a successful first year as a public company growing our revenue 44% year over year by connecting 104 new lenders, growing our subscription business by 65% and launching several new products. For 2006, 75% of our growth was considered organic and the other 25% came from acquisitions. Our market capitalization increased by $416 million from January 1, 2006 through December 31, 2006.

We believe that our compensation philosophy and strategy serve to align our team members and focus the executive team and the whole company on our vision and the achievement of our stated strategic objectives and goals.

Compensation Processes and Criteria

The Compensation Committee has established a number of processes, some of which are described below, to ensure that our executive compensation achieves these objectives.

Peer Group Information and Benchmarking

In connection with compensation decisions, our Compensation Committee reviewed market compensation data of our peer group provided by Ernst & Young, an independent compensation consultant that is retained by and reports to the Compensation Committee. In early 2006, the Compensation Committee selected our peer group by initially reviewing industry peer companies used by equity research analysts in valuing us during our initial public offering process. Companies from that list with total revenues similar to ours were selected. For each of these companies, analyst reports and public filings were reviewed to identify additional companies in a related SIC code and that fell within a certain revenue size range. Since we have limited direct competitors that are public companies, we made an effort to focus on companies within the software industry who develop and market a product that facilitates some aspect of financial service or customer service functions for businesses. The Compensation Committee selected the following 15 companies to serve as our peer group in 2006 for purposes of benchmarking our compensation: Autobytel Inc., Digital Insight Corp., Digital River, Inc., f5 Networks Inc., Motive, Inc., RMO Software, Inc., Network Equipment Technologies, Inc., Open Solutions Inc., Radiant Systems, Inc., Salesforce.com, Inc., Tier Technologies, Inc., Websense, Inc., Witness Systems, Inc., Micromuse, Inc. and SeeBeyond, Inc.

We changed our peer group for 2007 for the following reasons: Micromuse, Inc. and SeeBeyond, Inc. were removed because they had been acquired; Network Equipment Technologies, Inc. was removed because its revenues are much lower than ours; and Blackbaud, Inc. and Talx Corporation were added because their business models are similar to ours and they are viewed by the investment community as our comparables. We use the peer group compensation data primarily to ensure that the total direct compensation for executive management is within the broad middle range of comparative pay of the peer group companies while providing an opportunity for annual cash bonus to attain the 75th percentile when we exceed our targeted performance levels. While peer group market data provides a useful starting point for compensation decisions, our Compensation Committee also takes into account factors such as level of responsibility, prior experience and individual performance in arriving at final compensation decisions.

The elements of executive compensation include base salary, annual and long term incentive plans, and annual grants of stock options and restricted common stock. Our executive compensation has a high proportion of total direct compensation delivered through pay-for-performance incentive and long-term equity compensation, equating to more compensation at risk.

Assessment of Company and Individual Performance

Our Compensation Committee, in collaboration with senior management, establishes on an annual basis specific revenue and EBITDA targets that determine the size of bonus payouts under our annual incentive bonus plan.

Individual performance directly determines total direct compensation levels for our Chief Executive Officer and other executive officers. Our Compensation Committee meets with the Chief Executive Officer at the beginning of the year to establish our Chief Executive Officer’s performance objectives (both individual and company) for the year. At the end of the year, the Compensation Committee conducts a performance review of the Chief Executive Officer based on his achievement of the pre-established objectives. The overall performance of the Chief Executive Officer and the company are considered by the Compensation Committee in setting the Chief Executive Officer’s compensation.

For all other executive officers, the Compensation Committee receives a performance assessment and compensation recommendation from the Chief Executive Officer. The performance evaluation of the executive officers is based on achievement of pre-established objectives.

Total Compensation Review

The Compensation Committee reviews each executive’s base pay, bonus and equity incentives annually with the guidance of the Compensation Committee’s independent consultant. In addition to these compensation elements, the Compensation Committee reviews the deferred compensation program and payments that would be required under various severance and change-in-control scenarios.

Components of Executive Compensation for 2006

Base Salary

Base salaries are pegged at the market median and are competitive with similar positions at our peer group companies. The base salaries of all executive offers are reviewed annually against market data and adjusted to reflect individual roles and performance. Adjustments to base salary are determined based upon market trends as well as individual performance and experience. We may also increase the base salary of an executive officer during the year if a change in the scope of the officer’s responsibilities justifies such consideration. In 2006, we increased the base salaries of each of our named executive officers from 2005 by approximately 3.9%.

Annual Incentive Bonus Plan

Under our annual incentive bonus plan, our cash incentives are targeted at the 50th percentile of our peer group. If we exceed our targets and achieve our stretch goals, the bonus amount is then targeted at the 75th percentile of our peer group as we wish to provide rewards consistent with performance. For 2006, we had selected the following performance metrics under our annual incentive bonus plan: an EBITDA target of $45.1 million, a corporate-wide revenue target of $158.6 million as well as separate revenue targets for each of our business units. As a result of acquisitions, the Compensation Committee increased the EBITDA target to $46.3 million and the revenue target to $165.7 million. Under this plan, no annual bonuses would have been paid had we not met our adjusted EBITDA threshold of $41.7 million. We use EBITDA as our principal metric to review and assess our operating performance and the performance of our management team as EBITDA provides useful information with respect to the performance of our fundamental business activities and is also frequently used by equity research analysts and others in the evaluation of the company. Our EBITDA for 2006 was reported in Item 7 of our Annual Report on Form 10-K. For executive officers with company-wide responsibility, we give equal weight to corporate revenue and EBITDA targets. Currently, these executive officers include Mr. O’Neil, our Chief Executive Officer, Mr. Cox, our Chief Financial Officer, and Mr. Jacobs, our General Counsel. For other executive officers who are responsible for business units, depending on position, we give different weights to corporate and business unit revenues. In each case, we also give additional weight to individual performance and attainment of individual goals. The bonus target amounts, expressed as a percentage of base salary, are established for executive officers each year, with a target range of 40% to 75% of base salary for 2006 and a maximum range of 60% to 150% of base salary for 2006, depending on position. As stated above, no bonuses are payable if we do not meet the pre-determined EBITDA threshold amount. If we exceed our EBITDA threshold amount and the respective revenue targets, we may increase or reduce the payouts by up to 5% depending on performance relative to specific subscription and transaction revenue targets. The actual reward to each executive officer is further adjusted, up or down, depending on the Compensation Committee’s assessment of the individual performance of such officer. In making this assessment, the Compensation Committee also considers the input of our Chief Executive Officer with respect to all executive officers. In the case of our Chief Executive Officer, the Compensation Committee considers factors such as leadership, leadership development, talent management and succession planning. The Compensation Committee may adjust the financial metrics in appropriate circumstances. Our revenue and EBITDA in 2006 were $173.3 million and $48.0 million, respectively, surpassing our targets by 4.6% and 3.7%, respectively. Accordingly, the actual cash incentive bonuses awarded to executive officers ranged from 60% to 134% of base salary.

Annual Equity Grants

In order to align our executive officers’ interests with those of our stockholders, the Compensation Committee makes annual grants of stock options and restricted common stock each year to our executive officers, with stock options targeted to deliver approximately 50% of the total long-term incentive value and restricted common stock targeted to deliver approximately 50% of the total long-term incentive value. These annual grants are targeted at the median of the market, which is consistent with our general compensation philosophy to pay total direct compensation at the median of the market except in the case of exceptional performance. We use a mix of restricted common stock and nonqualified stock options in order to reduce dilution to our stockholders, manage compensation expense and provide upside potential. We use nonqualified stock options instead of incentive stock options in order to preserve our compensation tax deduction. The annual equity grants also serve as a retention device as they are earned through service with us over a four-year period and the options have a ten-year term. These equity grants further the long-term perspective necessary for continued success in our business. Towards this end, we have also implemented share ownership requirements for the executive team equal to multiples of their base salary, which vary from six times to one times base salary. Each executive officer is expected to attain share ownership level within five years. Stock options are not included in determining compliance with the share ownership requirement. Executive officers are expected to retain 25% of the net after-tax shares acquired pursuant to the exercise of a stock option until they achieve the minimum share ownership position. The Compensation Committee reviews each executive officer’s compliance with the minimum share ownership requirement once a year. As of the end of 2006, each executive officer has met the minimum share ownership requirement.

We typically make our annual stock option grants at the first regularly scheduled meeting of the Compensation Committee of the year. Option grants to new hires are generally made at the first regularly scheduled Compensation Committee meeting that follows the date of hire. We used to price our options at the higher of the closing price of our common stock on the day preceding the date of grant or the closing price of our stock on the date of grant. On August 2, 2006, we amended our plan to use the closing price of our stock on the date of grant.

Long-Term Equity Incentive Program

In August 2006, we implemented a performance-based long-term equity incentive program and made significant grants of restricted common stock to our executive officers. These grants are targeted to deliver total direct compensation at the 75th percentile of our peer group upon the achievement of exceptional performance. These grants will be fully earned only if in the next three fiscal years: (i) we achieve 22.5% annual growth for our EBITDA and market capitalization metrics as set forth below; and (ii) if the executive officers remain continuously employed with us through January 31, 2010.

Performance Goals

	EBITDA	Market Cap

December 31, 2007	$56 million	$928 million
December 31, 2008	$69 million	$1,136 million
December 31, 2009	$85 million	$1,400 million

Our objective for making these restricted common stock grants is to provide significant incentives to our executive officers to achieve our corporate goal of doubling our size in terms of EBITDA and market capitalization by the end of 2009.

Employment Agreements

We have entered into employment agreements with each of our named executive officers. These agreements provide for a certain level of severance, generally two times base salary, pro rata annual cash incentive and limited accelerated vesting of equity grants (other than performance-based restricted common stock) in the event of a termination of employment by us without cause or by a named executive officer for good reason. In return, each executive covenants not to compete or solicit our employees for two years from the date of termination. Severance is stopped if the executive violates these covenants during the two-year severance period. Additionally, should a named executive officer procure subsequent employment during the period during which he or she is entitled to a severance payment, then his or her future severance payments will be reduced to the lesser of (i) 50% of the executive’s salary or (ii) 50% of the executive’s base compensation received for subsequent employment, commencing on the date the executive commences providing services.

The employment agreements also provide change in control benefits. In the event we were to undergo a change in control, our employment agreements provide for 36 months of accelerated vesting for time-based stock option and restricted common stock grants and full vesting of such grants in the event of termination within 12 months of the change in control. Our performance-based restricted common stock grants provide for full acceleration upon a change in control. We believe that it is fair to provide for accelerated vesting because equity grants provide such a high proportion of our total compensation. Very often, senior management lose their jobs in connection with a change of control. By agreeing up front to protect our executive officers from losing their equity in the event of a change in control, we believe we can reinforce and encourage the continued attention and dedication of our executive officers to their assigned duties without distraction in the face of an actual or threatened change in control. This protection also aligns the interests of our executive officers with that of our stockholders.

Our employment agreements also provide for a tax gross-up payment to our named executive officers in the event they become subject to the 20% golden parachute excise tax. We have agreed to this payment because it is market practice and because we believe that our named executive officers should be able to receive what they have bargained for without being subject to this punitive tax. Please see page 31 for more information about our named executive officers’ employment agreements.

Upon his promotion in 2006 to Senior Vice President, Dealer Solutions, Mr. Sundaram signed an employment agreement with the same terms as are our agreements with other named executive officers with one exception. At the time of our acquisition of certain assets of Automotive Lease Guide (alg), LLC, Mr. Sundaram’s previous employer, we agreed to honor an existing arrangement that he had in regards to a promissory note owed to his former employer in order to encourage Mr. Sundaram to remain with us after the acquisition.

Additionally, Mr. Sundaram’s promotion required him to move across the country to corporate headquarters in Lake Success, New York. Accordingly, we entered into a relocation agreement with Mr. Sundaram that provided, among other things, reimbursement of his moving expenses, temporary housing expenses, forfeited tuition deposits and certain expenses in connection with the purchase and sale of his primary residence, as well as a car allowance. All of these amounts are grossed up for taxes.

Perquisites

We believe that cash and equity compensation are the two key components in attracting and retaining management talent and therefore do not generally provide any substantial perquisites other than relocation expenses.

Deferred Compensation Plan

We have a deferred compensation plan that allows our executive officers to defer bonus compensation by investing it in deferred stock units based on the fair market value of our common stock on the date the bonuses would otherwise be paid. This plan provides a tax effective means of allowing our executive officers to invest in our stock and fulfills our objective of encouraging equity ownership. The first opportunity to participate in this plan was for the 2006 bonus which was paid in 2007. Accordingly, no deferrals occurred in 2006.

401(k) Plan

We maintain a 401(k) plan which covers substantially all our employees. The 401(k) plan is an essential part of the retirement package needed to attract and retain employees in our industry. The 401(k) plan permits employees to contribute up to the lesser of 20% of plan earnings or the annual dollar limit prescribed by the tax laws. We provide a matching contribution, the amount of which is determined at our discretion. For 2006, our matching contribution is 50% of each employee’s contribution up to 6% of eligible pay. Our matching contribution vests incrementally over a five-year period.

COMPENSATION COMMITTEE REPORT

This report is submitted by the Compensation Committee of the board of directors. The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussion with management, the Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,

Mary Cirillo-Goldberg (chairperson)
Thomas R. Gibson
John J. McDonnell, Jr.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

					Non-Equity
Name and			Stock	Option	Incentive Plan	All Other
Principal Position	Year	Salary	Awards(1)	Awards(2)	Compensation(3)	Compensation(4)	Total

Mark F. O’Neil	2006	$495,040	$369,913	$695,967	$660,000	$9,799	$2,230,719
Chairman and Chief Executive Officer
Robert J. Cox III	2006	260,000	126,370	204,412	198,000	6,500	795,282
Senior Vice President, Chief Financial Officer and Treasurer
John A. Blair	2006	260,000	51,569	86,098	215,000	84,997	697,664
Chief Executive Officer — Automotive Lease Guide (alg), Inc.
Eric D. Jacobs	2006	260,000	112,433	150,595	208,000	6,600	737,628
Senior Vice President, General Counsel and Secretary
Raj Sundaram	2006	235,527	49,879	61,780	169,000	199,659	715,845
Senior Vice President, Dealer Solutions — DealerTrack, Inc.
Vincent Passione(5)	2006	255,333	310,070	4,892,344	—	993,789	6,451,536
President — DealerTrack, Inc.

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of restricted common stock granted in 2006 as well as prior fiscal years in accordance with FAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For restricted common stock, fair value is calculated using the closing price of our stock on the date of grant. For additional information, refer to notes 2 and 12 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006. See the Grants of Plan-Based Awards Table for information on awards made during 2006. These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted in 2006 as well as prior fiscal years in accordance with FAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to note 2 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006. See the Grants of Plan-Based Awards Table for information on options granted in 2006. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.

(3)	The amounts shown include awards earned under our incentive bonus plan in the year noted although such amounts are payable in the subsequent year. The amounts shown exclude awards paid in the year noted but earned in prior years. Mr. Cox elected to defer the payment of $39,600 of his award pursuant to our deferred compensation plan. Accordingly, on March 6, 2007, Mr. Cox acquired 1,309.52 deferred stock units through this deferral. Each deferred stock unit is the economic equivalent of one share of common stock.

(4)	See the table below for additional information on all other compensation.

(5)	Mr. Passione left the company effective August 31, 2006. In accordance with contractual obligations related to his term of employment with us, a portion of Mr. Passione’s unvested equity awards were accelerated and became fully exercisable, resulting in an accounting charge of $222,082 for his restricted common stock awards and $4,783,079 for his stock option awards.

ALL OTHER COMPENSATION TABLE

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

	401(k)	Tax
Name	Match(1)	Gross-Up		Relocation		Other		Total

Mark F. O’Neil	$6,600	—		—		$3,199	(4)	$9,799
Robert J. Cox III	6,500	—		—		—		6,500
John A. Blair	—	—		—		84,997	(5)	84,997
Eric D. Jacobs	6,600	—		—		—		6,600
Raj Sundaram	5,686	$41,715	(2)	$68,258	(3)	84,000	(5)	199,659
Vincent Passione	6,383	—		—		987,406	(6)	993,789

(1)	This column reports our matching contributions to the named executive’s 401(k) savings account of 3.0% of pay up to the limitations imposed under IRS Rules. These contributions vest over a five year period.

(2)	This amount includes amounts reimbursed for the payment of taxes on imputed income for Mr. Sundaram’s relocation expenses.

(3)	This amount includes relocation expenses paid by the company including $35,258 for reimbursement for temporary housing, $20,000 as a temporary car allowance and $13,000 as reimbursement for tuition forfeited due to his relocation.

(4)	This amount represents the 15% discount received on shares purchased through our employee stock purchase plan. This discount is available to all employees.

(5)	This amount includes an $84,000 payment pursuant to Messrs. Blair and Sundaram’s employment agreements that is a reimbursement for interest due on a loan from Automotive Lease Guide (alg), LLC, their prior employer and the company from which we purchased substantially all of the assets of ALG.

(6)	This amount consists of severance paid in accordance with contractual obligations related to Mr. Passione’s termination of employment with the company consisting of (a) $766,000 representing two years of severance; (b) $206,667 representing the payment of his pro-rata 2006 bonus; and (c) $14,739 for the reimbursement of health insurance premiums payable under COBRA.

GRANTS OF PLAN-BASED AWARDS IN 2006

The following table provides information about equity and non-equity awards granted to the named executives in 2006:

					Estimated
					Future	All
					Payouts	Other	All Other
					Under	Stock	Option		Grant
					Equity	Awards;	Awards;	Exercise	Date Fair
					Incentive	Number of	Number of	or Base	Value of
		Estimated Future Payouts Under			Plan	Shares of	Securities	Price of	Stock and
	Grant	Non-Equity Incentive Plan Awards(1)			Awards(2)	Stock or	Underlying	Option	Option
Name	Date	Threshold	Target	Maximum	Target	Units(3)	Options(4)	Awards(5)	Awards(6)

Mark F. O’Neil	1/27/2006	$297,024	$371,280	$742,560			90,000	$20.68	$966,501
	1/27/2006					35,000			723,800
	8/2/2006				170,000				2,247,400
Robert J. Cox III	1/27/2006	104,000	130,000	227,500			25,000	20.68	268,743
	1/27/2006					12,000			248,160
	8/2/2006				60,000				793,200
John A. Blair	1/27/2006	104,395	130,494	260,987			18,000	20.68	193,300
	1/27/2006					9,000			186,120
	8/2/2006				20,000				264,400
Eric D. Jacobs	1/27/2006	104,000	130,000	227,500			20,000	20.68	214,778
	1/27/2006					10,000			206,800
	8/2/2006				50,000				661,000
Raj Sundaram	1/27/2006	93,600	117,000	204,750			10,000	20.68	107,389
	1/27/2006					5,000			103,400
	8/2/2006				35,000				462,700
	11/2/2006					10,000			253,900
	11/2/2006						20,000	25.39	265,092
Vincent Passione	1/27/2006	168,520	220,000	347,573			33,300	20.68	357,605
	1/27/2006					15,000			310,200

(1)	These columns show the potential value of the payout of the annual cash incentive bonuses for 2006 performance for each named executive officer if the minimum, target and maximum performance levels are achieved. The potential payout is performance based and driven by company and individual performance. The actual amount of the annual cash incentive bonuses paid for 2006 performance is shown in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)	This column shows the number of performance based restricted common stock awards granted in 2006 to each of our named executive officers. These awards vest in full on January 31, 2010, provided that the executive officer remains employed on such date. The amount that will vest at such time is subject to the achievement of certain pre-established performance goals for fiscal years 2007, 2008 and 2009. These performance goals are equally based on both our earnings before interest, taxes, depreciation and amortization, as adjusted, or EBITDA, and the market value of our common stock, in each case as measured on the last day of the fiscal year.

(3)	This column shows the number of shares of restricted common stock granted in 2006 to our named executive officers. These awards vest in four equal annual installments from date of grant.

(4)	This column shows the number of stock options granted in 2006 to the named executive officers. These options vest as follows: 25% of the shares subject to the option vest on the one year anniversary of the date of grant, and 1/36th of the remaining shares subject to the option vest each month thereafter, such that 100% of the shares subject to the option will be fully vested four years after the date of grant.

(5)	This column shows the exercise price for the stock options granted during 2006.

(6)	This column shows the grant date fair value of restricted common stock computed in accordance with FAS 123(R) and the grant date fair value of stock options computed in accordance with FAS 123(R) granted to the named executive officers during 2006.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR END

The following table provides information on the current holdings of stock option and stock awards by the named executives. This table includes unexercised and unvested option awards; unvested restricted common stock; and restricted common stock with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each named executive. The vesting schedule for each grant is shown following this table, based on the option or stock award grant date.

Option Awards						Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan Awards:
									Plan	Market or
									Awards:	Payout
								Market	Number of	Value of
		Number of	Number of				Number	Value	Unearned	Unearned
		Securities	Securities				of Shares	of Shares	Shares,	Shares,
		Underlying	Underlying				or Units of	or Units of	Units or	Units or
		Unexercised	Unexercised	Option	Option	Stock	Stock That	Stock That	Other Rights	Other Rights
	Option	Options	Options	Exercise	Expiration	Award	Have Not	Have Not	That Have	That Have
Name	Grant Date	Exercisable	Unexercisable	Price	Date	Grant Date	Vested(1)	Vested(2)	Not Vested(3)	Not Vested(4)

Mark F. O’Neil	1/16/2002	224,941	—	$3.12	1/15/2012	5/26/2005	22,500	$661,950
	1/30/2003	192,240	5,212	2.80	1/29/2003	1/27/2006	35,000	1,029,700
	5/3/2004	7,501	—	2.80	2/13/2011	8/2/2006			170,000	$5,001,400
	5/3/2004	204,442	30,558	2.80	5/2/2014
	8/18/2004	97,415	69,585	2.80	8/17/2014
	5/26/2005	49,478	75,522	12.92	5/25/2015
	1/27/2006	—	90,000	20.68	1/26/2016
Robert J. Cox III	1/16/2002	25,781	—	3.12	1/15/2012	5/26/2005	7,500	220,650
	1/30/2003	18,231	389	2.80	1/29/2013	1/27/2006	12,000	353,040
	5/3/2004	11,697	0	2.80	6/26/2011	8/2/2006			60,000	1,765,200
	5/3/2004	25,520	9,480	2.80	5/2/2014
	8/18/2004	37,916	27,084	2.80	8/17/2014
	5/26/2005	19,791	30,209	12.92	5/25/2015
	1/27/2006	—	25,000	20.68	1/26/2016
John A. Blair	5/26/2005	15,833	24,167	12.92	5/25/2015	1/27/2006	9,000	264,780
	1/27/2006	—	18,000	20.68	1/26/2016	8/2/2006			20,000	588,400
Eric D. Jacobs	5/15/2002	26,250	—	2.80	5/14/2012	5/26/2005	7,500	220,650
	1/30/2003	9,549	204	2.80	1/29/2013	1/27/2006	10,000	294,200
	1/30/2004	28,749	16,251	2.80	1/29/2014	8/2/2006			50,000	1,471,000
	8/18/2004	29,166	20,834	2.80	8/17/2014
	5/26/2005	19,791	30,209	12.92	5/25/2015
	1/27/2006	—	20,000	20.68	1/26/2016
Raj Sundaram	5/26/2005	9,895	15,105	12.92	5/25/2015	1/27/2006	5,000	147,100
	1/27/2006	—	10,000	20.68	1/26/2016	11/2/2006	10,000	294,200
	11/2/2006	—	20,000	25.39	11/1/2016	8/2/2006			35,000	1,029,700
Vincent Passione	10/23/2003	205,715	—	2.80	8/31/2007
	1/30/2004	15,000	—	2.80	8/31/2007
	8/18/2004	63,255	—	2.80	8/31/2007

(1)	These awards vest in four equal annual installments from date of grant.

(2)	The market value is based on the closing price of our stock as of December 31, 2006, which was $29.42.

(3)	These are performance based restricted common stock awards that vest in full on January 31, 2010, provided that the executive officer remains employed on such date. The amount that will vest at such time is subject to the achievement of certain pre-established performance goals for fiscal years 2007, 2008 and 2009. These performance goals are equally based on both our earnings before interest, taxes, depreciation and amortization, as adjusted, or EBITDA, and the market value of our common stock, in each case as measured on the last day of the fiscal year.

(4)	The market value is based on the closing price of our stock as of December 31, 2006, which was $29.42, without taking any discounts and assuming that targets are achieved (EBITDA and market cap).

Option Vesting Schedule

Except for grant dates set forth below, the vesting schedule for stock options is 25% of the shares subject to the option vest on the one year anniversary of the date of grant, and 1/36th of the remaining shares subject to the option vest each month thereafter, such that 100% of the shares subject to the option will be fully vested four years after the date of grant.

Stock Option Grant Date	Vesting Schedule

1/30/2003	The vesting commencement date was January 1, 2003.
1/30/2004	10,000 options vested immediately for Mr. Jacobs, the remaining 60,000 began vesting on January 1, 2004.
5/3/2004	14,609 of Mr. Cox’s options were immediately vested. Of the remaining 41,016 options, 6,016 vested in 14 equal monthly installments ending on June 27, 2005 and the remaining 35,000 options had a vesting commencement date of January 1, 2004. 152,462 of Mr. O’Neil’s options were immediately vested. Of the remaining 262,491, 37,491 vested in 10 equal monthly installments ending on February 14, 2005 and the remaining 225,000 had a vesting commencement date of January 1, 2004.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2006

	Option Awards			Stock Awards
	Number of Shares		Value Realized	Number of Shares		Value Realized on
Name	Acquired on Exercise		On Exercise	Acquired on Vesting		Vesting

Mark F. O’Neil	—		—	7,500	(1)	$159,000
Robert J. Cox III	—		—	2,500	(1)	53,000
John A. Blair	—		—	—		—
Eric D. Jacobs	—		—	2,500	(1)	53,000
Raj Sundaram	—		—	—		—
Vincent Passione	110,000	(2)	$1,928,233	18,750	(3)	405,750

(1)	These shares vested on May 26, 2006 upon the lapse of restricted common stock. The closing price of our common stock on that day was $21.20.

(2)	On December 11, 2006, Mr. Passione exercised 39,745, 48,749 and 21,506 stock options with exercise prices of $2.80, $12.92 and $20.68, respectively. The closing price of our common stock on that day was $28.31.

(3)	3,750 of these shares vested on May 26, 2006 upon the lapse of restricted common stock. The closing price of our common stock on that day was $21.20. On August 31, 2006, we accelerated the vesting of 15,000 of Mr. Passione’s shares of restricted common stock due to his departure from the company. The closing price of our common stock on that day was $21.75.

POTENTIAL PAYMENTS UPON TERMINATION

The tables set forth below describe and quantify certain compensation that would become payable under existing plans and arrangements if the named executive officer’s employment had terminated on December 31, 2006, based on our closing stock price on that date. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price. None of our named executive officers are entitled to any compensation in the event of a voluntary termination or an involuntary termination for cause.

	Compensation					Benefits & Perquisites
	Base	Short-Term	Performance	Stock	Restricted Common	Health	280G Tax
Name	Salary(1)	Incentives(2)	Shares(3)	Options(4)	Stock(5)	Care	Gross-Up	Total

Mark F. O’Neil
Involuntary or Good
Reason Termination	$990,080	$600,000		$4,409,176	$956,150	$16,315		$6,971,721
Death or Disability		$609,927		1,691,650			2,301,577
Change In Control	990,080	600,000	5,001,400	4,837,058	1,691,650	16,315	$3,363,104	16,499,607
Robert J. Cox III
Involuntary or Good
Reason Termination	520,000	152,000		1,555,443	323,620	14,369		2,565,432
Death or Disability			215,268		573,690			788,958
Change In Control	520,000	152,000	1,765,200	1,700,558	573,690	14,369	1,285,459	6,011,276
John A. Blair
Involuntary or Good
Reason Termination	521,994	218,750		240,383	132,390	16,315		1,063,637
Death or Disability			71,756		264,780			336,536
Change In Control	521,994	218,750	588,400	556,070	264,780	16,315		2,166,309
Eric D. Jacobs
Involuntary or Good
Reason Termination	520,000	180,000		1,532,526	294,200	16,315		2,543,041
Death or Disability			179,390		514,850			694,240
Change In Control	520,000	180,000	1,471,000	1,665,805	514,850	16,315	$1,099,499	5,467,469
Raj Sundaram
Involuntary or Good
Reason Termination	520,000	154,090		311,958	220,650	16,315		1,223,013
Death or Disability			125,573		441,300			566,873
Change In Control	520,000	154,090	1,029,700	417,219	441,300	16,315	795,942	3,374,566

(1)	24 months base salary continuation calculated based on the salary in effect on the date of termination. Severance will cease if the executive violates the non-compete provision of his employment agreement.

(2)	A pro-rata bonus payment calculated based on the number of days during the fiscal year through the date of termination, applied to actual bonus payment received for the prior fiscal year.

(3)	The Death or Disability amounts represent accelerated vesting of a pro-rata portion of the performance shares awarded in August 2006. The Change of Control amounts represent full vesting of the performance shares. Value is based on $29.42, the closing price of our common stock on December 31, 2006.

(4)	The Involuntary or Good Reason Termination amounts represent two years acceleration of the vesting of the named executive officer’s outstanding stock options (except for Mr. Blair who only receives one year of acceleration). The Change of Control amounts represent full vesting of the named executive officer’s outstanding stock options. Value is based on $29.42, the closing price of our common stock on December 31, 2006.

(5)	The Involuntary or Good Reason Termination amounts represent two years acceleration of the vesting of the named executive officer’s restricted common stock (except for Mr. Blair who only receives one year of acceleration). The Death or Disability and Change of Control amounts represent full vesting of the named executive officer’s restricted common stock. Value is based on $29.42, the closing price of our common stock on December 31, 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2006 none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our board of directors. No member of our Compensation Committee has ever been an employee of DealerTrack.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Each of our named executive officers has entered into a written employment agreement with us or one of our subsidiaries that governs the terms and conditions of his employment. Except as set forth below with regards to Mr. Blair, each employment agreement with respect to the named executive officers provides:

•	The initial term of employment is through June 30, 2007, and will automatically be extended for additional one-year periods unless either party notifies the other of non-extension at least 60 days prior to the end of a term.

•	The annual base salary for 2007 for each of the named executive officers is as follows:

	2007	2006

Mark F. O’Neil	$510,000	$495,040
Robert J. Cox III	$280,000	$260,000
John A. Blair	$268,000	$260,000
Eric D. Jacobs	$270,000	$260,000
Raj Sundaram	$268,000	$260,000

•	Each named executive officer is eligible to receive an annual performance-based cash bonus. Each year, the amount of such bonus, if any, is determined based upon our performance relative to certain performance benchmark targets.

•	Each named executive officer is prohibited from competing with us or soliciting our employees or customers during the term of his employment and for a period of two years thereafter, and from disclosing our confidential or proprietary information indefinitely.

•	In the event that a named executive officer’s employment is terminated by us without “cause” or by the executive for “good reason,” the named executive officer will be entitled to continue to participate in our health and welfare benefit plans for a period of one year following termination and to continue to be paid his base salary for a period of two years following termination. Additionally, the named executive officer shall be entitled to receive a pro rata annual bonus based on the percentage of the year worked through the date of termination. Notwithstanding the foregoing, in no event will any named executive officer be entitled to receive any such payment or benefits after he or she violates any non-compete, non-disclosure or non-solicit covenant. “Cause” means any of the following: (i) the executive officer’s conviction for a felony, commission of fraud or embezzlement upon us; (ii) the executive officer’s commission of any willful act intended to injure our reputation, business, or business relationships; (iii) the refusal or failure to perform his duties with us in a competent and professional manner (in certain cases, with a cure period of ten business days); or (iv) the refusal or failure of the executive officer to comply with any of his material obligations under his employment agreement (in certain cases, with a cure period of ten business days). “Good reason” means any of the following: (i) a material breach by us of an executive officer’s employment agreement or in connection with our stock incentive plans (which has not been cured within the allotted time); (ii) a material reduction of an executive officer’s title or duties or the assignment to the officer of any duties materially inconsistent with his or her then current position; (iii) any material reduction in the executive officer’s salary or benefits; (iv) the failure of any successor entity to assume the terms of the executive officer’s employment agreement upon a “change of control”; (v) relocation of the officer’s location a distance of at over fifty miles; or (vi) if we do not renew the executive officer’s employment agreement upon its expiration.

•	In the event that a named executive officer’s employment is terminated by us without “cause” or by the executive for “good reason,” the named executive officer shall be credited with twenty-four months of accelerated vesting with respect to any options or other equity-based awards granted under the 2001 Stock Option Plan or 2005 Incentive Award Plan. Upon a “change of control,” the named executive officer shall automatically be credited with thirty-six months of accelerated vesting with respect to any options or other equity-based awards granted under the 2001 Stock Option Plan or 2005 Incentive Award Plan. Further, in the event that, within twelve months following a change of control, a named executive officer’s employment is terminated, he experiences a material negative change in his compensation or responsibilities or he is required to be based at a location more than 50 miles from his current work location, any remaining unvested options or other equity-based awards granted under the 2001 Stock Option Plan or 2005 Incentive Award Plan shall become fully vested. “Change of control” means any of the following: (i) certain transactions or series of transactions in which a third party directly or indirectly acquires more than 50% of the total combined voting power of our securities (other than through registered public offerings, employee benefit plans and transactions with affiliates); (ii) over a two year period, our directors who were nominated by our stockholders or elected by our board cease to constitute a majority of our board; (iii) a merger, consolidation, reorganization, business combination, sale or other disposition of all or substantially all of our assets or the acquisition of assets or stock of another entity, in which our voting securities outstanding immediately before the transaction cease to represent at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, or after which a person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group shall be deemed to beneficially own 50% or more of combined voting power of the successor entity solely as a result of the voting power held in us prior to the consummation of the transaction; or (iv) our stockholder’s approval of a liquidation or dissolution. In the case of those named executive officers who have entered into employment agreements with one of our subsidiaries rather than with the parent company, “change of control” also means the occurrence of any of the above with respect to such subsidiary.

•	Each named executive officer is entitled to a “gross-up payment” that, on an after-tax basis, is equal to the taxes imposed on the severance payment under the named executive officer’s employment agreement in the event any payment or benefit to the named executive officer is considered an “excess parachute payment” and subject to an excise tax imposed by Section 4999 of the Internal Revenue Code.

•	In the event that any of our named executive officers procures subsequent employment during the period during which they are entitled to a severance payment, then their future severance payments shall be reduced to the lesser of (i) 50% of the executive’s salary or (ii) 50% of the executive’s base compensation received for subsequent employment, commencing on the date the executive commences providing services in his new capacity.

The following provisions of Mr. Blair’s employment agreement differ from those of our other named executive officers:

•	Mr. Blair’s contract has a term of five years from May 25, 2005.

•	In the event that Mr. Blair’s employment is terminated by us without “cause” or by him for “good reason,” he shall be credited with twelve months of accelerated vesting with respect to any stock options. Additionally, the vested portion of his stock options shall remain exercisable for nine months following the date of termination of his employment.

Messrs. Blair and Sundaram have the following additional provisions in their employment agreements:

•	They each receive a monthly payment equal to 1/12 of $1,200,000 multiplied by the prime interest rate plus 1%, up to a maximum rate of 7% until the note described in the subsequent bullet point is issued.

•	They are each eligible to receive additional compensation payable in the form of a note based on the fiscal performance of certain data products. The note, when and if issued, will accrue interest monthly and is payable in full on June 30, 2010, although it can be prepaid at any time at our option.

•	They each signed a separate Unfair Competition and Nonsoliciation Agreement in which they agreed not to solicit from or compete with our ALG business for a period of 10 years from May 25, 2005.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

Number of Securities
Remaining Available
	Number of Securities	Weighted-Average	for Future Issuance
	to be Issued Upon	Exercise Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
	Warrants and Rights	and Rights	in Column a)
	(a)	(b)	(c)

Equity compensation plans approved by stockholders
Stock option plans(1)	3,897,448	$9.2395	518,293
2005 Employee Stock Purchase Plan	—	N/A	1,457,863
Equity compensation plans not approved by stockholders	—	—	—

Total	3,897,448		1,976,156

(1)	Consists of the 2001 Stock Option Plan and the 2005 Incentive Award Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on our review of information on file with the SEC and our stock records, the following table provides certain information about beneficial ownership of our common stock as of May 15, 2007 for: (i) each person (or group of affiliated persons) which is known by us to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each named executive officer, and (iv) all directors and current executive officers as a group. Unless otherwise indicated, the address for those listed below is c/o DealerTrack Holdings, Inc., 1111 Marcus Ave., Suite M04, Lake Success, NY 11042. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Number of Shares	Percent
Shares	Beneficially Owned	Owned

Mark F. O’Neil(1)	1,317,892	3.25%
John A. Blair(2)	187,156	*
Robert J. Cox III(3)	271,927	*
Eric D. Jacobs(4)	229,541	*
Vincent Passione(5)	465,405	1.17%
Raj Sundaram(6)	115,518	*
Mary Cirillo-Goldberg(7)	126,335	*
Steven J. Dietz(8)	348,286	*
Thomas R. Gibson.(9)	35,000	*
Thomas F. Gilman	—	—
Ann B. Lane	—	—
John J. McDonnell, Jr.(10)	27,000	*
James David Power III(11)	56,250	*
Howard L. Tischler(12)(14)	5,470,824	13.79%
All current directors and current executive officers as a group (17 persons)(13)	8,724,735	21.10%
First Advantage Corporation and related entities(14)	5,428,824	13.69%
100 Carillon Parkway , St. Petersburg, FL 33716
FMR Corp.	3,120,214	7.87%
Fred Alger Management, Inc.(20)	2,030,000	5.12%
111 Fifth Avenue, New York, NY 10003

*	Indicates less than 1%

(1)	Includes 875,160 shares which Mr. O’Neil has the right to acquire within 60 days after May 15, 2007 upon the exercise of stock options. Also includes (i) 90,686 shares held by The Mark F. O’Neil Qualified Grantor Retained Annuity Trust, of which Mr. O’Neil is the trustee, (ii) 50,583 shares held by Monique O’Neil, the wife of Mr. O’Neil and (iii) 258,750 shares of restricted common stock.

(2)	Includes 27,207 shares which Mr. Blair has the right to acquire within 60 days after May 15, 2007 upon the exercise of stock options and 31,250 shares of restricted common stock.

(3)	Includes 170,158 shares which Mr. Cox has the right to acquire within 60 days after May 15, 2007 upon the exercise of stock options and 88,500 shares of restricted common stock.

(4)	Includes 144,542 shares which Mr. Jacobs has the right to acquire within 60 days after May 15, 2007 upon the exercise of stock options. Also includes (i) 6,134 shares held by The Eric D. Jacobs Grantor Retained Annuity Trust, of which Mr. Jacobs is the trustee, and (ii) 74,000 shares of restricted common stock.

(5)	Includes 200,000 shares which Mr. Passione has the right to acquire within 60 days after May 15, 2007 upon the exercise of stock options. Also includes 35,336 shares held by the 2005 Vincent Passione Grantor Retained Annuity Trust, of which Mr. Passione’s wife and sister are the trustees.

(6)	Includes 16,561 shares which Mr. Sundaram has the right to acquire within 60 days after May 15, 2007 upon the exercise of stock options. Also includes 57,750 shares of restricted common stock.

(7)	Includes 46,250 shares which Ms. Cirillo-Goldberg has the right to acquire within 60 days after May 15, 2007 upon the exercise of stock options and 5,834 shares of restricted common stock.

(8)	Includes 30,000 shares which Mr. Dietz has the right to acquire within 60 days after May 15, 2007 upon the exercise of stock options and 5,834 shares of restricted common stock. Also includes (i) 178,741 shares held by GRPVC, L.P., or GRPVC, and (ii) 127,545 shares held by GRPAQ, L.P., or GRPAQ. GRP Management Services Corp., or GRPMS, is the general partner of GRPVC. GRPAQ, Inc. is the general partner of GRPAQ. Mr. Dietz is Chief Financial Officer of each of GRPMS and GRPAQ, Inc. Mr. Dietz disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in such shares.

(9)	Includes 20,000 shares which Mr. Gibson has the right to acquire within 60 days after May 15, 2007 upon the exercise of stock options and 5,834 shares of restricted common stock.

(10)	Includes 10,000 shares which Mr. McDonnell has the right to acquire within 60 days after May 15, 2007 upon the exercise of stock options and 5,834 shares of restricted common stock.

(11)	Includes 46,250 shares which Mr. Power has the right to acquire within 60 days after May 15, 2007 upon the exercise of stock options and 5,834 shares of restricted common stock.

(12)	Includes 30,000 shares which Mr. Tischler has the right to acquire within 60 days after May 15, 2007 upon the exercise of stock options and 5,834 shares of restricted common stock.

(13)	Includes 1,717,118 shares which this group has the right to acquire within 60 days after May 15, 2007 upon the exercise of stock options and 734,750 shares of restricted common stock.

(14)	Consists of 5,428,824 shares of common stock held by First American Credit Management Solutions, Inc., or CMSI, a direct, wholly-owned subsidiary of First Advantage Corporation, a publicly traded company. First Advantage Corporation may be deemed a beneficial owner of the shares held by CMSI, however, it disclaims beneficial ownership except to the extent of its pecuniary interest. Mr. Howard L. Tischler is Group President of First Advantage Dealer Services, an affiliate of CMSI. Mr. Tischler disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(15)	The shares shown as beneficially owned by FMR Corp. were reported in its Schedule 13G filed with the SEC on February 14, 2007.

(16)	The shares shown as beneficially owned by Fred Alger Management, Inc. were reported in its Schedule 13G filed with the SEC on February 12, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of either class of our common stock to file reports of ownership and changes of ownership with the SEC and to furnish us with copies of the reports they file. Based solely on our review of the reports received by us, or written representations from certain reporting persons, we believe that during the period from January 1, 2006 through December 31, 2006 all reports were timely filed, except for (a) a Form 4 filing, which was subsequently amended, to report a grant of options and restricted common stock that was received on January 3, 2006 for each of Messrs. Blair, Cox, Giglia, Jacobs, O’Neil, Passione and Trinder, and Ms. Herrera; and (b) a Form 4 filing for Messrs. Sundaram and Von Pusch to report a grant of options and restricted common stock that was received on November 2, 2006.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

In accordance with its written charter, the Audit Committee, which is comprised of all independent directors, is responsible for reviewing all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The term “related party transactions” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

Transactions with Five Percent Stockholders

First American Credit Management Solutions, Inc.

Current Equity Ownership.   CMSI owns an aggregate of 5,428,824 shares, or 13.7%, of our common stock.

Joint Marketing Agreement.  We are a party with First Advantage CREDCO, or CREDCO, formerly know as First American CREDCO, an affiliate of CMSI, to a Joint Marketing Agreement, dated as of March 19, 2003, and amended as of December 1, 2004, under which automotive dealers may use our web-based network to, among other things, electronically access a CREDCO credit report on a prospective customer. We earn revenue from CREDCO on a per transaction basis, each time a report is accessed. The total revenue and accounts receivable from CREDCO as of and for the year ended December 31, 2006 was $1.3 million (0.7% of our total revenue) and $0.2 million, respectively.

Under the Joint Marketing Agreement, we have agreed not to compete with CREDCO in certain circumstances in the marketing of consumer credit reports to our automobile dealer customers.

CreditReportPlus Agreement.  We are party to an agreement with CreditReportPlus, LLC, an affiliate of CMSI, under which our dealer customers will be provided Credit Report Plus as our preferred provider of certain functionality related to credit reports. For the year ended December 31, 2006, revenue generated under this agreement was $0.8 million (0.5% of our total revenue).

CMSI Agreements.  We are party to agreements with CMSI under which CMSI provides us with certain integration, customer support and hosting services. Additionally, we use CMSI’s software product eValuate as a verification tool with respect to data services and contract data. The total amount of expense for the year ended December 31, 2006 was approximately $27,322.

Non-Competition Agreement.  As part of our acquisition of Credit Online, Inc. from CMSI, we entered into a non-competition agreement with CMSI and The First American Corporation, the former parent company of CMSI, under which we have agreed not to compete in the single financing source credit origination and/or credit decisioning system business and CMSI has agreed not to compete in the multi-financing source credit application processing business and other related businesses defined in the agreement.

Bar None Agreement.  In February 2006, we entered into an agreement with Bar None, Inc., an affiliate of CMSI, under which we provide integration with respect to leads for automotive dealers generated through Bar None. For the year ended December 31, 2006, $0.3 million (0.2% of our total revenue) was earned from this agreement.

Director.  Howard L. Tischler, Group President of First Advantage Dealer Services, an affiliate of CMSI, and from 2001 until September 2005, President and Chief Executive Officer of CMSI, has been our director since March 2003 pursuant to our stockholders’ agreement, which terminated upon our initial public offering. CMSI no longer has the right to appoint a director to our board of directors. Mr. Tischler received 3,500 shares of restricted common stock from us on June 14, 2006, pursuant to our 2005 Incentive Award Plan.

Registration Rights

We are party to a Fourth Amended and Restated Registration Rights Agreement, dated March 19, 2003, among ACF Investment Corp., ADP, Inc., Capital One Auto Finance, Inc., DJR US, LLC, (formerly known as Automotive Lease Guide (alg), LLC), First American Credit Management Solutions, Inc., GRP II, L.P., GRP II Investors, L.P., GRP II Partners, L.P., J.P. Morgan Partners, Wells Fargo Financial, Inc., Wells Fargo Small Business Investment Company, Inc., WFS Web Investments, Janet Clarke, Robert J. Cox III, Mary Cirillo-Goldberg and Mark F. O’Neil which provides for:

•	An unlimited number of piggyback registrations pursuant to which we are required to register sales of a holder’s shares under the Securities Act when we undertake a public offering either on our own behalf or on behalf of another stockholder, subject to the discretion of the managing underwriter of the offering to decrease the amount that holders may register, with priority given, in the case of a public offering undertaken on our own behalf, first to the shares to be sold by us, then to shares to be sold by the holders exercising these piggyback registration rights, and then to all other shares and, in the case of a public offering on behalf of another stockholder, first to the shares to be sold by such stockholder, then to shares to be sold by us, and then to all other shares;

•	Two demand registrations pursuant to which we are required to register sales of a holder’s shares under the Securities Act that would result in aggregate net proceeds of at least $30,000,000, subject to certain rights to delay up to 180 days the filing or effectiveness of any such registration statements; and

•	One registration on Form S-3 (or equivalent short-form registration statement) per year pursuant to which we are required to register sales of a holder’s shares under the Securities Act, subject to the aggregate market value (at the time of a holder’s request) of the shares registered by such holder being no less than $5,000,000.

Generally, we have agreed to pay all expenses of any registration pursuant to the registration rights agreement, except that underwriters’ discounts and commissions shall be borne pro rata by the parties selling shares pursuant to the applicable registration statement.

Earn Out Provision

In connection with our purchase of substantially all of the assets of Automotive Lease Guide (alg) LLC, we agreed to pay to DJR US, LLC (the former owner of the assets of Automotive Lease Guide (alg) LLC) $750,000 on each of the first through fifth anniversaries of the closing date of the acquisition. Additionally, we agreed to pay additional consideration of up to $11.3 million contingent upon certain future increases in revenue of ALG and another of our subsidiaries through December 2009. In May 2006, we paid $750,000 to DJR as the annual payment and in January 2007, we paid $0.2 million to DJR as additional consideration based on 2006 revenue. John A. Blair, our Chief Executive Officer, Automotive Lease Guide (alg), Inc., and Raj Sundaram, our Senior Vice President, Dealer Solutions, DealerTrack, Inc., are both members of DJR US, LLC.

Former Five Percent Stockholders

Prior to the completion of our follow-on offering on October 12, 2006, the following financing source customers held more than five percent of our outstanding shares of common stock.

•	AmeriCredit Financial Services, Inc., through its affiliate ACF Investment Corp.;

•	Capital One Auto Finance, Inc., in its own name and through Onyx Acceptance Corporation, through its affiliate Capital One Auto Finance, Inc.;

•	JPMorgan Chase Bank, N.A., which does business through Chase Auto Finance as three financing sources, Chase Custom Finance (previously Bank One, N.A.), Chase Prime and Subaru Motor Finance, through its affiliate J.P. Morgan Partners;

•	Wells Fargo & Company, through its affiliates Wells Fargo Financial, Inc. and Wells Fargo Small Business Investment Company, Inc., and Wells Fargo Financial, Inc.; and

•	WFS Financial, Inc., a subsidiary of Wachovia Corporation, through its affiliate WFS Web Investments.

We have entered into agreements with each of the automotive financing source affiliates of these entities. Each has agreed to subscribe to and use our network to receive credit application data and transmit credit decisions electronically. Each agreement sets forth the responsibilities of each party with respect to the development of the interface between our computer system and the financing source customers’ credit processing system and the terms and conditions governing our operation of and each financing source customers’ subscription to and use of our system.

Under these agreements, the automotive financing source affiliates have “most favored nation” status, granting each of them the right to no less favorable pricing terms for our products and services than those granted by us to other financing sources, subject to limited exceptions. The agreements of these automotive financing source affiliates also restrict our ability to terminate such agreements.

ACF Investment Corp.

Financing Source Customer.  AmeriCredit Financial Services, Inc., an affiliate of ACF Investment Corp., is one of our financing source customers. For the year ended December 31, 2006, $6.4 million (3.7% of our total revenue) was earned from AmeriCredit Financial Services, Inc.

Capital One Auto Finance, Inc.

Financing Source Customers.  Capital One Auto Finance, Inc. and Onyx Acceptance Corporation, an affiliate of Capital One Auto Finance, Inc., are two of our financing source customers. For the year ended December 31, 2006, $8.2 million (4.7% of our total revenue) was earned from Capital One Auto Finance, Inc. and Onyx Acceptance Corporation, while it has been an affiliate of Capital One Auto Finance, Inc.

J.P. Morgan Partners

Financing Source Customers.  JPMorgan Chase Bank, N.A., which does business through Chase Auto Finance as three of our financing sources, Chase Custom Finance, Chase Prime and Subaru Motor Finance, is an affiliate of J.P. Morgan Partners. For the year ended December 31, 2006, $5.5 million (3.2% of our total revenue) was earned from Chase Auto Finance. We also provide web interface hosting services for Chase Auto Finance.

License Agreement.  We license certain limited technology from an affiliate of J.P. Morgan Partners, which we obtained as a contributed asset during our initial capitalization. This license is royalty-free and perpetual. The license agreement restricts our ability to use this technology outside of the automotive finance industry. There are no payments or other ongoing consideration with respect to this license agreement.

Banking and Insurance.  Since February 2001, JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A.) has provided us with commercial banking and investment management services.

Credit Facilities.  JPMorgan Chase Bank, N.A. is the administrative agent and letter of credit issuing bank and a lender under our credit facilities.

Wells Fargo Small Business Investment Company, Inc. and Wells Fargo Financial, Inc.

Financing Source Customers.  Wells Fargo & Company and Wells Fargo Financial, Inc., are both financing source customers of ours. Wells Fargo & Company, Wells Fargo Financial, Inc. and Wells Fargo SBIC are affiliates of each other. For the year ended December 31, 2006, $7.6 million (4.4% of our total revenue) was earned from Wells Fargo & Company and Wells Fargo Financial, Inc. We also provide web interface hosting services for Wells Fargo & Company.

Wachovia Corporation

Financing Source Customer.  WFS Financial, Inc, an affiliate of WFS Web Investments, is one of our financing source customers. For the year ended December 31, 2006 $0.4 million (0.2% of our total revenue) was earned from WFS Financial, Inc.

Underwriting and Credit Facilities.  Wachovia Capital Markets, LLC, an affiliate of the Wachovia Corporation, was one of the underwriters of our follow-on offering, which closed on October 12, 2006, and received approximately $0.2 million in fees from us in connection with such offering. In addition, Wachovia Bank, National Association, is a lender under our credit facilities.

MISCELLANEOUS

SOLICITATION OF PROXIES

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material that we may provide to shareholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, we have retained Georgeson Shareholder Communications, Inc. to act as a proxy solicitor in conjunction with the meeting. We have agreed to pay that firm $7,000, plus reasonable out of pocket expenses, for proxy solicitation services. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR OUR 2008 ANNUAL MEETING

If you want to make a proposal for consideration at next year’s Annual Meeting and have it included in our proxy materials, we must receive your proposal by March 13, 2008, and the proposal must comply with the rules of the SEC.

If you want to make a proposal for consideration at next year’s Annual Meeting without having the proposal included in our proxy materials, we must receive your proposal at least 90 days prior to the 2008 Annual Meeting. If we give less than 100 days’ notice of the 2008 Annual Meeting, we must receive your proposal within ten days after we give the notice.

If we do not receive your proposal by the appropriate deadline, then it may not be brought before the 2008 Annual Meeting.

Proposals should be addressed to the Secretary, DealerTrack Holdings, Inc., 1111 Marcus Ave., Suite M04, Lake Success, NY 11042.

ANNUAL REPORT

Our Annual Report for the year ended December 31, 2006 has been mailed to our stockholders of record and is not part of this Proxy Statement.

Upon written request of any person solicited, our Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the SEC may be obtained, without charge, by writing to Investor Relations, DealerTrack Holdings, Inc., 1111 Marcus Ave., Suite M04, Lake Success, NY 11042.

THE BOARD OF DIRECTORS
DEALERTRACK HOLDINGS, INC.

Eric D. Jacobs
Secretary

Lake Success, New York
May 29, 2007

EXHIBIT I

AMENDED AND RESTATED
DEALERTRACK HOLDINGS, INC.
2005 INCENTIVE AWARD PLAN

ARTICLE 1

PURPOSE

The purpose of this Amended and Restated DealerTrack Holdings, Inc. 2005 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of DealerTrack Holdings, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1  “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2  “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3  “Board” means the Board of Directors of the Company.

2.4  “Cause” shall, unless otherwise specifically provided in any applicable Award Agreement, mean with respect to any Participant: (a) the Participant’s commission of an act of fraud or embezzlement upon the Company or any of its affiliates; (b) the Participant’s commission of any willful act intended to injure the reputation, business, or any business relationship of the Company or any of its affiliates; (c) the Participant is found by a court of competent jurisdiction to have committed a felony; (d) the refusal or failure of the Participant to perform the Participant’s duties with the Company or any of its affiliates, as applicable, in a competent and professional manner that is not cured by the Participant within ten (10) business days after a written demand therefor is delivered to the Participant by the Company or applicable affiliate which specifically identifies the manner in which the Company or applicable affiliate believes that the Participant has not substantially performed the Participant’s duties; provided, that if the Company or applicable affiliate, in good faith, determines that the refusal or failure by the participant is egregious in nature or is not susceptible of cure, then no such cure period shall be required; or (e) the refusal or failure of the Participant to comply with any of his material obligations under any Award Agreement or any applicable employment agreement between the Company, or an affiliate, and the Participant that is not cured by the Participant within ten (10) business days after a written demand therefor is delivered to the Participant by the Company or the applicable affiliate which specifically identifies the manner in which the Company or the applicable affiliate believes the Participant has materially breached the Award Agreement or employment agreement; provided, that if the Company or the applicable affiliate, in good faith, determines that the refusal or failure by the Participant is egregious in nature or is not susceptible of cure, then no such cure period shall be required.

2.5  “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.5(a) or Section 2.5(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.6  “Code” means the Internal Revenue Code of 1986, as amended.

2.7  “Committee” means the committee of the Board described in Article 12.

2.8  “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

2.9  “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.10  “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.11  “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.12  “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13  “Effective Date”  shall have the meaning set forth in Section 13.1.

2.14  “Eligible Individual” means any person who is an Employee, a Consultant or a member of the Board, as determined by the Committee.

2.15  “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.16  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17  “Fair Market Value” means, as of any given date, (a) if Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal for such date, or if there is no closing price for the Stock on the date in question, then the Fair Market Value shall be the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

2.18  “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.19  “Independent Director” means a member of the Board who is not an Employee of the Company.

2.20  “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Board.

2.21  “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.22  “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.23  “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.24  “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Section 8.7, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.25  “Performance Bonus Award” has the meaning set forth in Section 8.7.

2.26   “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited, to the Company or a unit, division, group, subsidiary or plan of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), economic value-added, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow, or cash net income), cash net income, return on capital, return on assets, return on stockholders’ equity, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share, price per share of Stock, market share, number of customers and market capitalization, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.27  “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.28  “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.29  “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.30  “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.31  “Prior Plan” means the DealerTrack Holdings, Inc. 2001 Stock Option Plan, effective as of August 10, 2001, as such plan may be amended from time to time.

2.32  “Plan” means this Amended and Restated DealerTrack Holdings, Inc. 2005 Incentive Award Plan, as it may be further amended from time to time.

2.33  “Public Trading Date” means the first date upon which Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.34  “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.35  “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.36  “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.37  “Securities Act” shall mean the Securities Act of 1933, as amended.

2.38   “Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.39  “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.40  “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4.

2.41  “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1  Number of Shares.

(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is increased from 3,183,853 to 4,483,853; provided however, no more than 4,400,000 shares of Stock may be delivered upon the exercise of Incentive Stock Options. Further, on and after the date this Plan is approved by stockholders, no more than 1,000,000 shares of Stock may be granted in the form of full value Awards.

(b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall not be available for the grant of an Award pursuant to the Plan. In addition, upon the exercise of any SAR for shares of Stock, the gross number of shares exercised shall be deducted from the total number of shares of Stock available for future issuance under the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2  Stock Distributed.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3  Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any fiscal year of the Company shall be 750,000. The maximum amount payable with respect to Performance Bonus Awards to a Covered Employee during any fiscal year of the Company shall be $3,000,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1  Eligibility.  Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2  Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3  Foreign Participants.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5

STOCK OPTIONS

5.1  General.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price.  The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 5.2(d), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed seven years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) except with respect to Incentive Stock Options, shares of Stock issuable to the Option holder upon exercise of the Option, with a Fair Market Value on the date of the Option exercise equal to the aggregate Option exercise price of the shares with respect to which such Option or portion thereof is thereby exercised, (iii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iv) through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale. The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(d) Evidence of Grant.  All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2  Incentive Stock Options.  Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

(a) Expiration.  Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Seven years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) Three months after the Participant’s termination of employment as an Employee; and

(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b) Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners.  An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Transfer Restriction.  The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e) Expiration of Incentive Stock Options.  No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(f) Right to Exercise.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(g) Failure to Meet Requirements.  Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3  Granting of Options to Independent Directors.  The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:

(a) Select from among the Independent Directors (including Independent Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;

(b) Subject to Section 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and

(c) Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.

Options granted to Independent Directors shall be Non-Qualified Stock Options.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1  Grant of Restricted Stock.  The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2  Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise (including, without limitation, pursuant to the satisfaction or time-vesting requirements, performance vesting requirements, or both), as the Committee determines at the time of the grant of the Award or thereafter.

6.3  Forfeiture.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4  Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1  Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2  Payment and Limitations on Exercise.  Payment of the amounts determined under Sections 7.1(b) above shall be in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) and shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1  Performance Share Awards.  Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2  Performance Stock Units.  Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3  Dividend Equivalents.

(a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.4  Stock Payments.  Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5  Deferred Stock.  Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6  Restricted Stock Units.  The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

8.7  Performance Bonus Awards.  Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

8.8  Term.  Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.

8.9  Exercise or Purchase Price.  The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10  Exercise upon Termination of Employment or Service.  An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable;

provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.11  Form of Payment.  Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.12  Award Agreement.  All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1  Purpose.  The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2  Applicability.  This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3  Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4  Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5  Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1  Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2  Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3  Limits on Transfer.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4  Beneficiaries.  Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5  Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6  Paperless Exercise.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.7  Limitations on Payments to Specified Employees.  In the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, including any grants of Deferred Stock awards, Restricted Stock Unit awards, or Performance Stock Unit awards, any payment to a “specified employee” within the meaning of Section 409A of the Code on account of separation of service of such specified employee shall be made no earlier than six months and a day after such specified employee’s separation from service or the date of such specified employee’s death, if earlier.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1  Adjustments.  In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

11.2  Change in Control.  In the event of any transaction or event described in Section 2.5(a), (c) or (d) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the

Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.2 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

11.3  Acceleration Upon a Change in Control.  Notwithstanding Section 11.2, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

11.4  Outstanding Awards — Certain Mergers.  Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

11.5  Outstanding Awards — Other Changes.  In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

11.6  No Other Rights.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12

ADMINISTRATION

12.1  Committee.  Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is (a) an “outside director,” within the meaning of Section 162(m) of the Code, (b) a Non-Employee Director and (c) an “independent director” under the rules of NASDAQ (or other principal securities market on which shares of Stock are traded). Notwithstanding the foregoing: (x) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (y) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

12.2  Action by the Committee.  A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3  Authority of Committee.  Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4  Decisions Binding.  The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5  Delegation of Authority.  To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1  Effective Date.  The Plan became effective as of the date the Plan was approved by the Company’s stockholders (the “Effective Date”) and the amended and restated Plan will become effective as of the date the amended and restated Plan is approved by the Company’s stockholders. The amended and restated Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.

13.2  Expiration Date.  The amended and restated Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the date the amended and restated Plan is approved by the Committee. Any Awards that are outstanding on the tenth anniversary of such date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1  Amendment, Modification, and Termination.  Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond seven years from the date of grant or (iv) results in a material increase in benefits or a change in eligibility requirements. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

14.2  Awards Previously Granted.  Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1  No Rights to Awards.  No Eligible Individual, Participant, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2  No Stockholders Rights.  Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3  Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4  No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5  Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6  Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7  Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8  Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9  Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10  Fractional Shares.  No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11  Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12  Government and Other Regulations.  The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13  Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

15.14  Section 409A.  To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

EXHBIT II
FORM OF PROXY

PROXY
DEALERTRACK HOLDINGS, INC.
1111 Marcus Avenue, Suite M04
Lake Success, NY 11042
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JULY 11, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Robert J. Cox III and Eric D. Jacobs, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of DealerTrack Holdings, Inc., a Delaware corporation (“DealerTrack”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of DealerTrack to be held on Wednesday, July 11, 2007, at 11:00 a.m. (local time) at the Garden City Hotel, 45 Seventh Street, Garden City, New York 10530 (the “Annual Meeting”).
In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment thereof.
[Continued and to be dated and signed on reverse side.]

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF
DEALERTRACK HOLDINGS, INC.
July 11, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â      Please detach along perforated line and mail in the envelope provided.      â

■ 20330303000000000000 7	071107

THE DEALERTRACK BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three members to the Board of Directors for three-year terms as Class II Directors to serve until the 2010 Annual Meeting of Stockholders and until their successors are elected.

NOMINEES:
☐	FOR ALL NOMINEES	O O O	Thomas F. Gilman Ann B. Lane John J. McDonnell, Jr.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of PricewaterhouseCoopers LLP as DealerTrack’s independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To amend and restate DealerTrack’s 2005 Incentive Award Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.	☐	☐	☐
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.